                                                                  Exhibit 10.8

AGREEMENT FOR LEASE











                             DATED 9TH FEBRUARY 2001



                               GRANTA PARK LTD (1)
                                  MEPC LTD (2)
                       MILLENNIUM PHARMACEUTICALS LTD (3)
                       MILLENNIUM PHARMACEUTICALS INC (4)

                                   COUNTERPART
                               AGREEMENT FOR LEASE

               RELATING TO PLOT 15A GRANTA PARK ABINGTON CAMBRIDGE
                     (AND PLOT 12 - TEMPORARY ACCOMMODATION)










                                                              Taylor Vinters
                                                              Merlin Place
                                                              Milton Road
                                                              Cambridge CB4 0DP

                                                              Tel: 01223 423444
                                                              Fax: 01223 426114

                                                              Our Ref: JMW




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                                      INDEX

1        Definitions
2        Interpretation
3        Detailed Specifications
4        Planning Consent
5        The Condition
6        Requisite Consents
7        Landlord's obligations with regard to the carrying out of the Works
8        Variations
9        Tenant's request for Variations to Works
10       Appointment of Consultants and Contractors and Collateral Warranties
11       CONDAM Regulations
12       Measurement
13       Termination
14       Remedy of Defects
15       Tenant's Fit Out Works
16       Disputes
17       Development Costs
18       Occupation Pending Grant of Lease
19       Grant of the Lease
20       Title
21       Encumbrances
22       Disclaimer
23       Agreement not Assignable
24       Non Merger
25       Notices
26       Insurance
27       VAT
28       Capital Allowances
29       Guarantee
30       MEPC Guarantee
31       Third Party Rights
32       Temporary Accommodation

Schedule I:       Draft Leases
Schedule II:      Encumbrances
Schedule III:     Outline Specification of the Works
Schedule IV: Form of Landlord's Management Contract and Management Contractor's Warranty
Schedule V:       Form of Consultant's Warranty
Schedule VI:      Extract of Draft Insurance Policy
Schedule VII:     Form of Consultant's Appointment

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Schedule VIII:    Alternative Procurement Method


T H I S  A G R E E M E N T  is made the Ninth          day of February
Two thousand and one  B E T W E E N :-

(1) GRANTA PARK LIMITED (company registration number 3455563) whose registered office is at 103 Wigmore Street London W1U LAH
         ("the Landlord")

(2) MEPC LIMITED (company registration number 00420575) whose registered office is at 103 Wigmore Street London W1U LAH ("MEPC")

(3) MILLENNIUM PHARMACEUTICALS LIMITED of The Merrifield Centre Rosemary Lane Cambridge CB1 3LQ ("the Tenant") and

(4) MILLENNIUM PHARMACEUTICALS INC of 75 Sidney Street Cambridge Massachusetts USA 02139 ("the Surety")

NOW IT IS HEREBY AGREED as follows:-

1                 DEFINITIONS
                  IN this Agreement where the context so allows:-

1.1 "Access Date" means the date following that upon which the Landlord serves written notice upon the Tenant inviting the Tenant to commence the carrying out of the Tenant's Fit Out Works provided that the Landlord shall not serve such notice until the following have been completed:-

1.1.1             all external excavation;

1.1.2             mass filling to formation level and sub-base to roads;

1.1.3             all on site drainage installations manholes and soakaways;

1.1.4 reinforced concrete structural frame including ground slab and suspended power floated slabs to first and plant room floors all with associated cast-in builders work ducts and voids;


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1.1.5             structural steel work frame for roof level plant room; and

1.1.6 incoming main services for gas electricity and water and below ground duct work

1.2 "the Act" means the Town and Country Planning Act 1990 as amended by the Planning and Compensation Act 1991 and includes any statute amending consolidating or replacing it for the time being in force

1.3               "Appeal" means both or either of the following:-

1.3.1 An appeal to the Secretary of State in accordance with the Act against either refusal or deemed refusal of planning permission or the grant of a planning permission subject to one or more Onerous Conditions

1.3.2             A calling in of an application under s.77 of the Act

1.4 "Associated Company" means a company or body in which the Surety has a controlling interest directly or indirectly

1.4 "the Building" means the building to be constructed as part of the Works

1.6 "the Certificate Date" means the date of issue of the Certificate of Practical Completion

1.7 "the Certificate of Practical Completion" means the certificate to be issued by the Landlord's Representative confirming Practical Completion of the Works

1.8 "Completion Date" means the date which is five working days after the latest to happen of the following:-

1.8.1             the Interim Certificate Date

1.8.2 agreement or determination of the Gross Internal Area of the Building in accordance with clause 12

1.9 "the CONDAM Regulations" means the Construction (Design and Management) Regulations 1994

1.10              "Consultant" means the Planning Supervisor

1.11 "Court Application" means both or either of the following as the case may be namely:-

1.11.1 Any application for judicial review under Order 53 of the Rules of the Supreme Court in respect of any planning permission; and/or

1.11.2 An application by a person aggrieved under s.288 of the Act in respect of any planning permission

1.12 "Defects Liability Period" means the period of 18 months commencing on the Interim Certificate Date

1.13              "Deferred Works" means:-

1.13.1 those parts of the Works which cannot be carried out prior to completion of the Tenant's Fit-Out Works;

1.13.2            the final surfacing to all roads and footpaths;

1.13.3 applied paints and finishes floor covering staircase handrails and balustrades;

1.13.4 installation of doors (or final panels) providing temporary access to the


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                  plant room forming part of the Works;

1.13.5            external doors stair lobby doors and duct riser doors; and

1.13.6            soft landscaping top soiling and planting

1.14 "the Detailed Specification" means the plans drawings and specifications of the Works to be agreed pursuant to clause 3 hereof

1.15 "the Development" means the carrying out of the Works in order to provide a new R & D office/laboratory building or linked buildings (including ancillary stores or similar buildings) with an aggregate Gross Internal Area of approximately 90,000 square feet together with such car parking as shall conform with the Parking Ratio constructed partly within the Property and partly in an adjacent parking grove

1.16 "the Estate" means the entirety of the property known as and comprising Granta Park Abington Cambridge as designated by the Landlord from time to time the present extent of which is shown for identification by blue edging on Plan 1 annexed to the Lease

1.17 "Event of Default" means in respect of the Tenant any one or more of the following:-

1.17.1 Non-rectification by the Tenant of a material default by the Tenant (in respect of any of its obligations under this Agreement) of which the tenant has been given written notice within the period stipulated in such notice such period to be reasonable in the circumstances

1.17.2            An Event of Insolvency in relation to the Tenant or the Surety

1.17.3 Material default by the Tenant in respect of any of its obligations under the Tenant's Management Contract or the terms of the appointment of the Tenant's Design Consultant

1.17.4 The issue by the Tenant's Management Contractor of any notice terminating or indicating an intention to terminate the Tenant's Management Contract

1.18 "Event of Insolvency" means in respect of any party to whom it refers:-

1.18.1            If that party is a company that

1.18.1.1 It is deemed unable to pay its debts as defined in s.123 of the Insolvency Act 1986 ("the Act") or goes into liquidation as defined in s.247(2) of the Act or is otherwise wound up (except voluntarily for the purpose of reconstruction and/or amalgamation with a solvent concern) or that a provisional liquidator is appointed under s.135 of the Act

1.18.1.2 A petition is presented for an administration order under Part II of the Act

1.18.1.3 A receiver or manager is appointed whether under Part III of the Act or otherwise

1.18.1.4 A proposal is made for a voluntary arrangement under Part I of the Act or

1.18.2            If the person is an individual:-

1.18.2.1 That a bankruptcy petition is presented to the Court or the circumstances of that person are such that a bankruptcy petition could be presented under Part IX of the Act

1.18.2.2 That an application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Act

1.18.2.3          That the person otherwise compounds with his creditors or

1.18.3 In respect of the Surety bankruptcy receivership insolvency re-organisation (except for the purposes of amalgamation or reconstruction) or similar proceedings involving or affecting the Surety

1.18.4 If any execution of distress shall be levied on any goods or chattels of the party concerned

1.19              "Force Majeure" means:-

1.19.1 Fire storm tempest other extreme adverse weather conditions hostilities labour lock out strikes and other industrial disputes riot non-availability of materials or equipment; and/or

1.19.2 Any other cause or circumstances outside the control of the Landlord provided that any such cause or circumstance:-

1.19.2.1 Materially and adversely affects the performance of the terms and provisions of this Agreement; and

1.19.2.2 Cannot reasonably be avoided or provided against by the Landlord

1.19.3            The operation of clause 9

1.20 "Forecast Construction Cost" means the aggregate cost of the following items:-

1.20.1 the forecast cost of construction agreed or determined pursuant to clauses 17.3 or 17.4 of the Works on the Property pursuant to the Management Contract

1.20.2 the forecast cost of construction agreed or determined pursuant to clause 17.3 or 17.4 of the parking spaces available for use (calculated in accordance with the Parking Ratio) by the occupier of the Building and situate otherwise than on the Property

1.20.3 managing contracting fees and preliminaries as agreed or determined pursuant to clauses 3.1 or 3.3 hereof but excluding all contingencies professional fees and fees for regulatory applications and any fixed price or single lump sum allowances

1.21 "Gross Internal Area" has the meaning attributed to it in the Measuring Code but calculated on the basis that the areas set out in paragraph 2.6 of the Measuring Code are excluded and not included

1.22 "Independent Expert" means a Fellow of the Royal Institution of Chartered Surveyors of no less than 10 years calling and with experience in the construction and valuation of premises of a similar nature to the Property to be agreed upon by the Landlord and the Tenant or in default of agreement appointed by the President of the time being of the Royal Institution of Chartered Surveyors on the application of either of them acting as an expert and not as an arbitrator

1.23 "Insured Risks" means the risks specified in the extract of the draft policy annexed hereto (as Schedule VI)

1.24 "Interest" means interest at the rate of 4% above the base rate of Lloyds TSB Bank plc from time to time (as well after as before judgement) or such other comparable rate as the Landlord may reasonably designate if the base rate ceases to be published compounded at quarterly rests on the 31 March 30 June 30 September and 31 December in each year

1.25 "Interim Certificate" means the certificate to be issued by the Landlord's Representative confirming that the Works have been brought to Practical Completion save for the Deferred Works

1.26 "Interim Certificate Date" means the date of issue of the Interim Certificate

1.27 "the Landlord" includes the Landlord's successors in title to the Estate and any other person who is at any time entitled to the reversion immediately expectant on the term agreed to be granted by this Agreement

1.28 "Landlord's Capital Contribution" means a sum arrived at by multiplying the number of square metres comprised in the Gross Internal Area of the Building (as measured in accordance with clause 12) by (pound)1,250 and deducting from this figure the Forecast Construction Cost

1.29              "the Landlord's Percentage" means 33%

1.30 "the Landlord's Representative" means William Scott of Granta Park Limited Granta Park Abington Cambridge or such other person as the Landlord may appoint to fulfil such role and notified in writing to the Tenant

1.31 "the Landlord's Solicitors" means Taylor Vinters of Merlin Place Milton Road Cambridge or any other firm of solicitors which the Landlord may from time to time notify to the Tenant as being its solicitors for the purposes of this Agreement

1.32 "the Lease" means the Lease of the Property in the form of the draft annexed hereto (as Schedule I) to be granted by the Landlord to the Tenant pursuant to this Agreement

1.33 "the Long Stop Date" means the date falling 24 months after the date of grant of the Planning Consent

1.34 "the Management Contract" means a contract under seal for the carrying out of the Works the form of such contract to be agreed or ascertained pursuant to clauses 7.1 to 7.4 inclusive

1.35 "the Management Contractor" means Bovis Lend Lease Pharmaceutical Limited (company registration number 3133137) subject to guarantee by Bovis Lend Lease Holdings Limited (company registration number 231889) or such other company (if any) as may be employed by the Landlord from time to time to act as Management Contractor in respect of the Development and approved by the Tenant such approval not to be unreasonably withheld or delayed

1.36 "Material Variation" means any alteration or addition to or omission from the Specification or the use of any materials in substitution for those specified in the Specification and/or the Management Contract

1.36.1 which is not insubstantial or immaterial and of a routine nature, or

1.36.2 which would alter the design layout nature capacity or standard of construction of the Works or which would prejudice or have a materially adverse effect on the use of the Property for the purposes specified in the Lease or in the case of the Tenant's Fit Out Works which would alter the design layout or nature of the Tenant's Fit-Out Works

1.36.3 where the variation involves substitution of materials those materials substituted are not of an equivalent or superior standard or

1.36.4 which would cause a material delay in the construction period under the Management Contract

1.37              "Measuring Code" means the Code of Measuring Practice (Fourth
                   Edition RICS/ISVA 1993)

1.38 "Onerous Condition" means a condition imposed in a planning permission or any other limitation or provision of a planning permission applied for under this Agreement or contained in or imposed or to be imposed in any planning agreement regulating the Development or use of the Property and which contains an obligation or restriction of any one or more of the following kinds:-

1.38.1 It requires the payment or expenditure of money or other consideration by way of planning gain or on works outside the Estate or

1.38.2 It prevents or unduly restricts the occupation of the Property for the Permitted Use or to a named occupier or class of occupiers more restricted than that referred to in the Planning Agreement

1.38.3 It prevents the carrying out of the Development without the agreement or co-operation of an independent third party which cannot be obtained on a basis at a cost or within a time that in any such case is reasonably acceptable to the Landlord and the Tenant

1.38.4 It prevents or unduly restricts the development or occupation of any other part of the Estate

1.39              "Outline Specification" means the outline specification of the
                   Works contained in Schedule III

1.40 "Parking Ratio" means one car parking space for each 24 square metres of the gross external area of the Building (as determined by the relevant planning authority) or such lesser ratio as may be imposed by the relevant planning authority prior to the grant of the Planning Consent

1.41              "Permitted Use" means the use permitted by the Lease

1.42 "Planning Consent" means a reserved matters approval authorising the carrying out of the Development in accordance with the Specification and the use of the Property for the Permitted Use and which does not contain any Onerous Conditions

1.43 "Planning Agreement" means the Section 106 Town and Country Planning Act 1990 Agreement dated 28 day of August 1996 as amended by a Section 106 Agreement dated 10 June 1998 and a Supplemental Agreement dated 11 June 1998

1.44 "the Planning Supervisor" means such firm or company of planning supervisors as may be appointed by the Landlord in connection with the Development and approved by the Tenant such approval not to be unreasonably withheld or delayed

1.45 "Practical Completion" means the Practical Completion of the Development in accordance with the Management Contract

1.46 "the Property" means the land known as Plot 15A Granta Park together with the Building (so far as constructed from time to time) constructed thereon as part of the Development and as more particularly described in Part I of
                  Schedule I to the Lease

1.47              "Relevant Date" means 30 November 2001

1.48 "Rent Commencement Date" means the date which is the later of:-

1.48.1            The date of expiry of the period of 12 months from the Access
                  Date;

1.48.2 The date of expiry of the period of 6 months from the Interim Certificate Date and

1.48.3 The date being the earlier of the date upon which the Tenant takes up beneficial occupation of the Premises for the purpose of carrying out its business and the date of expiration of the period of 21 months from the date upon which the Landlord commences the carrying out of the Works but provided that such period will be extended by any periods of delay in the carrying out of the Works which are attributable to:

1.48.3.1          Force Majeure under the Management Contract; or

1.48.3.2 The insolvency of the Management Contractor or any sub-contractor involved in the carrying out of the Works; or

1.48.3.3 Any failure on the part of the Landlord to comply with its obligations under the Management Contract; and

               BUT provided that such periods shall run concurrently and shall not be cumulative

1.49 "Requisite Consents" means those permissions consents approvals licences certificates and permits which may be necessary in order to lawfully carry out maintain and complete the Development and to permit the Tenant's occupation of the Property for the Permitted Use but excluding those relating to the Tenant's particular business

1.50 "Sub-Contractor" means any sub-contractor employed by the Management Contractor to undertake any part of the Works

1.51 "Secretary of State" means the Secretary of State for the Environment or other Minister or authority for the time being having the right to exercise the powers now conferred upon the Secretary of State for the Environment by s.77 78 and 79 of the Act

1.52 "Settlement Date" means the date falling 5 Working Days after the later of the issue of a certificate of practical completion in respect of the Tenant's Fit Out Works and the determination of the amount of the Landlord's Capital Contribution pursuant to clause 17 hereof

1.53 "Site Meeting" means any of the pre-arranged meetings between the Management Contractor the Consultants and Sub--Contractors relating to the Works

1.54              "the Specification" means the Detailed Specification of the
                  Works

1.55 "Target Development Cost" means a sum no less than L850 multiplied by the number of square metres of Gross Internal Area and no greater than(pound)900 multiplied by the number of square metres of Gross Internal Area

1.56 "the Tenant" includes any successors in title of the Tenant or assignees of the benefit of this Agreement approved by the Landlord pursuant to clause 23

1.57 "Tenant's Design Consultant" means such person firm or company as may be employed by the tenant from time to time in connection with the Tenant's Fit Out Works with the approval of the Landlord such approval not to be unreasonably withheld or delayed

1.58 "Tenant's Management Contractor" means the company appointed by the Tenant to carry out the Tenant's Fit Out Works and whose identity shall be approved by the Landlord such approval not to be unreasonably withheld or delayed

1.59 "Tenant's Consultants" means the Tenant's Design Consultant and the Tenant's Planning Supervisor

1.60 "Tenant's Fit Out Specification" means the plans drawings and specifications of the Tenant's Fit Out Works to be agreed pursuant to clause 3 (which specification may be subject to further detailing variations or additions in accordance with clauses 8 or 9 hereof)

1.61 "Tenant's Fit Out Works" means the works to be carried out by the Tenant in order to fit out the Building for the purposes of its business as are more particularly described in the Tenant's Fit Out Specification

1.62 "Tenant's Interim Certificate" means an interim certificate issued by the Tenant's Representative confirming the due completion of part or parts of the Tenant's Fit Out Works

1.63 "Tenant's Planning Supervisor" means such firm or company as may be appointed by the Tenant as planning supervisor in respect of the Tenant's Fit Out Works and approved by the Landlord such approval not to be unreasonably withheld or delayed

1.64 "Tenant's Representative" means Henry Martin of Hannah Reed Associates of Telford House Fulbourn Cambridgeshire or such other firm or company of surveyors as may be appointed by the Tenant and notified to the Landlord

1.65 "Tenant's Solicitors" means Hewitson Becke & Shaw of Shakespeare House 42 Newmarket Road Cambridge CB5 8EP or such other firm of solicitors as the Tenant may from time to time notify to the Landlord as being its solicitors for the purposes of this Agreement

1.66 "Term Commencement Date" means the quarter day prior to the Interim Certificate Date

1.67 "Variations" means any changes to the materials used in connection with the Works or any amendment to or departure from the Specification or the Tenant's Fit Out Specification

1.68 "VAT" means any value added tax at the relevant rate from time to time in force or any tax of similar nature that may be substituted for it or levied in addition to it

1.69 "Working Day" means any day from Monday to Friday (inclusive) which is not Christmas Day Good Friday or a statutory Bank Holiday

1.70 "the Works" means the works to be carried out by the Landlord and set out in the Specification as the same may be varied from time to time pursuant to clauses 8 and 9 hereof

1.71 "Yearly Rent" means the sum of L18.50 plus VAT multiplied by the number of square feet comprised in the Gross Internal Area of the Building as agreed or determined in accordance with clause 12

2                 INTERPRETATION
                  IN this Agreement:-

2.1 Any reference to a clause sub-clause or paragraph is a reference to the corresponding clause sub-clause or paragraph of this Agreement and any clause headings shall not affect its construction

2.2 Words importing the singular meaning where the context so admits include the plural meaning and vice versa

2.3 Words of one gender include both other genders and words denoting persons shall include operations and firms and vice versa

2.4 If any party to this Agreement comprises more than one person the obligations and liabilities of that party under this Agreement shall be joint and several obligations and liabilities of those person

3                 DETAILED SPECIFICATION

3.1 THE Landlord and the Tenant shall forthwith after the date hereof each use their respective reasonable endeavours to reach agreement on the detailed specification of the Works based upon the Outline Specification within the period of 3 months from the date hereof or one month from the date of grant of the Planning Consent whichever is the later and on the Tenant's Fit Out Specification within the period of 5 months from the date hereof or one month from the date of grant of the Planning Consent whichever is the later and such specifications shall take into account any requirements of the planning authority and any conditions annexed to the Planning Consent and in agreeing the detailed specification of the Works both parties will seek to ensure that the Forecast Construction Cost falls within the parameters of the Target Development Cost (such costs to be calculated for the purposes of this clause by reference to a Gross Internal Area calculated from a measurement of the drawings forming part of the Detailed Specification)

3.2 Once the Detailed Specification and the Tenant's Fit Out Specification have been agreed between the parties copies of each shall be signed by or on behalf of the parties hereto

3.3 If the Detailed Specification or the Tenant's Fit Out Specification have not been agreed within the periods referred to in clause 3.1 either party may refer the matter to the Independent Expert for determination in accordance with clause 16

4                 PLANNING CONSENT

4.1 THE Landlord will apply for and use all reasonable endeavours to obtain the Planning Consent as soon as practicable and in any event by the Relevant Date Provided Always that if at that date a Court Application has been made the Relevant Date shall be extended to a date one month after all proceedings pursuant to the Court Application have been exhausted and (if applicable) any further decision required to be made by the Secretary of State or the local planning authority or any other relevant authority pursuant to such proceedings have been made

4.2 The grant of a planning permission containing one or more Onerous Conditions shall be treated for the purposes of this Agreement as a planning refusal unless both the Landlord and the Tenant shall elect to treat the grant of such planning permission as the grant of the Planning Consent

4.3 Notwithstanding the provisions of clause 4.1 hereof the Landlord shall not be obliged to appeal against the refusal of Planning Consent or against the grant of planning permission subject to one or more Onerous Conditions

4.4 The Landlord will immediately upon receipt of the same supply a copy of any planning permission which is granted as a result of an application made pursuant to clause 4.1 and shall within 10 Working Days of receipt of any planning permission notify the Tenant in writing if it considers on reasonable grounds any of the conditions attached to such planning permission to be an Onerous Condition (time being of the essence for the purposes of this sub-clause 4.4)

4.5 The Tenant shall within 10 Working Days from receipt of the copy planning permission notify the Landlord in writing whether it considers on reasonable grounds that any condition attached to such planning permission is an Onerous Condition (time being of the essence for the purposes of this sub-clause 4.5)

4.6 If the Landlord shall disagree with any notice served upon it by the Tenant pursuant to subclause 4.5 it shall have five Working Days from receipt of that notification (time being of the essence for the purposes of this subclause 4.6) to serve on the Tenant notice in writing ("an Objection Notice") invoking the provisions of clauses 4.8 to 4.10

4.7 If the Tenant shall disagree with any notice served upon it by the Landlord pursuant to clause 4.4 it shall have five Working Days from receipt of that notification (time being of the essence for the purposes of this subclause 4.7) to serve on the Landlord notice in writing ("an Objection Notice") invoking the provisions of clause 4.8 to 4.10

4.8               If an Objection Notice is served in accordance with subclause
                  4.6 or 4.7 and within the time limit therein specified either party shall be entitled to refer the question of whether the condition or conditions in question are Onerous Conditions to the Independent Expert such referral to be made within five Working Days of receipt of an Objection Notice

4.9 The Independent Expert shall invite the parties to submit to him within such time as he may direct such written representations concerning the condition or conditions in question as they may respectively wish to make and shall have such regard (if any) to such representations (if any) as he shall consider appropriate

4.10 The Independent Expert shall determine whether the condition or conditions in question or any of them are Onerous Conditions and shall give to each of the parties a notice of his determination and his fees and expenses shall be borne equally by the Landlord and the Tenant

4.11 The Landlord will keep the Tenant informed of the progress of its application for the Planning Consent and at the written request and cost of the Landlord the Tenant will use all reasonable endeavours to assist the Landlord in obtaining the same but shall not act independently of the Landlord

4.12 Without prejudice to the generality of the foregoing the Tenant will if it is necessary to procure the grant of the Planning Consent at the written request and cost of the Landlord promptly enter into a planning agreement in such form as the Landlord or the local planning authority may reasonably require and as the Tenant shall approve (such approval not to be unreasonably withheld or delayed)

5                 THE CONDITION

5.1               THIS Agreement is conditional upon the grant of the Planning
                  Consent

5.2               If by the Relevant Date the Condition referred to in clause
                  5.1 remains unsatisfied either party wishing to determine this Agreement may do so by serving on the other not less than one month's notice in writing of such wish

5.3 If at the expiry of such notice the condition referred to in clause 5.1 still remains unsatisfied or has not been waived by the Tenant (with the Landlord's agreement) this Agreement shall immediately determine and the provisions of clause 13 shall apply

5.4 The provisions of clauses 6 to 30 inclusive of this Agreement shall be and remain executory and shall only become operative on or with effect from the date upon which the condition in clause 5.1 has been satisfied

6                 REQUISITE CONSENTS

6.1 THE Landlord will apply for and use all reasonable endeavours to obtain at its own cost all Requisite Consents necessary for the carrying out of the Works as may from time to time be appropriate both before and throughout the course of such works

6.2 The Tenant will apply for and use all reasonable endeavours to obtain at its own cost all Requisite Consents for the Tenant's Fit Out Works as may from time to time be appropriate both before and throughout the course of such works

6.3 If a Requisite Consent is refused the Landlord or the Tenant as appropriate will take such action as may be appropriate in order to proceed with the relevant works

6.4 The Landlord and the Tenant will each notify the other of the grant of a Requisite Consent and will deliver a copy thereof to the other as soon as practicable

7                 LANDLORD'S OBLIGATIONS WITH REGARD TO THE CARRYING OUT OF THE
                  WORKS

7.1 THE Landlord and the Tenant shall forthwith after the date hereof each use their respective reasonable endeavours to reach agreement with Bovis Lendlease Pharmaceuticals Limited ("Bovis") on the form of contract to be used for the carrying out of Works based upon the form of draft contract annexed hereto as Schedule IV

7.2 The Landlord shall not be entitled to make amendments to the form of draft contract annexed hereto save as may be required by Bovis and approved by the Tenant such approval not to be unreasonably withheld or delayed

7.3 In case of failure to agree the form of such contract with Bovis within eight weeks from the date of this Agreement the Landlord shall nominate an alternative firm or company as prospective management contractor such firm or company to be approved by the Tenant (such approval not to be unreasonably withheld or delayed) and shall use all reasonable endeavours to procure its acceptance of the said form of contract

7.4 If either the alternative firm or company (referred to in clause 7.3) cannot be agreed between the Landlord and the Tenant or the form of contract is not accepted by such alternative firm or company within 4 weeks from the expiry of the 8 week period referred to in clause 7.3 then the provisions of Schedule VIII shall apply

7.5 The Landlord will enter into the Management Contract as soon as practicable after the date of this Agreement and will procure the commencement of the Works as soon as practicable thereafter and in any event within 8 weeks from the date of grant of the Planning Consent

7.6.1 The Landlord will use all reasonable endeavours to enforce the obligations on the part of the Management Contractor contained in the Management Contract

7.6.2 The Landlord will use all reasonable endeavours to enforce the obligations on the part of the Consultants contained in their respective appointments

7.7 The Landlord will at its own cost following the obtaining of all Requisite Consents use all reasonable endeavours to procure the carrying out and completion of the Works:-

7.7.1             In a good and workmanlike manner with good quality materials

7.7.2             In accordance with the Requisite Consents

7.7.3             In accordance with the CONDAM Regulations

7.8               The Landlord will:-

7.8.1 Use reasonable endeavours to procure that the Works are sufficiently progressed to enable the Landlord to serve the notice referred to in clause 1.1 hereof within 11 months from the date of grant of Planning Consent

7.8.2 Keep the Tenant informed of the progress of the Works and of any material problems or delays affecting the same

7.8.3 Give reasonable prior notice of all Site Meetings to enable the Tenant or its professional advisers to attend and make representations (if appropriate) as observers only and will following such meetings supply copies of the minutes thereof to the Tenant

7.8.4 Allow the Tenant or its professional advisers on the giving of reasonable prior notice to enter on the Property in order to view the state and progress of the Works provided that in doing so the Tenant and its professional advisers shall not impede or obstruct the progress of the Works nor issue any instructions to the any of the Management Contractor or to any workmen (including any Sub-Contractor) employed in the carrying out of the Works provided that any inspection representation or approval in connection with the Works by or on behalf of the Tenant shall not in any way relieve the Landlord the Consultants the Management Contractor or the Sub-Contractors from their respective obligations under this Agreement any appointment Management Contract sub-contract warranty or deed of duty of care

7.8.5 Give the Tenant's Representative not less than 10 Working Days' notice of the anticipated date of issue of the Interim Certificate and the Certificate of Practical Completion

7.8.6 Permit the Tenant and its professional advisers to inspect the Works prior to the issue of the Interim Certificate and the Certificate of Practical Completion and make representations to the Landlord's Representative as to whether or not it considers Practical Completion of the Works to have taken place provided that the Landlord's Representatives professional discretion shall not be fettered thereby

7.8.7 Provide to the Tenant on or before the Completion Date copies of all service drawings and operating manuals required for the operation of the services within the Building and within one months thereafter with three sets of as-built drawings

7.8.8 On or before the Interim Certificate Date (and subsequently following the return of the Management Contractor to the Property (in order to carry out the Deferred Works) on or before the Certificate Date) procure the removal from the Property of all plant equipment machinery tools materials vehicles and other chattels together with any rubbish belonging to the Landlord the Management Contractor or Sub-Contractor and will make good any damage caused to the Property by such removal

7.8.9 Use all reasonable endeavours to procure that the Deferred Works are completed within 4 months from the Interim Certificate Date or in the case of works comprising soft landscaping within such longer period as shall be required to take into account planting seasons provided that extension to such period shall be permitted of a length equivalent to the period of any delays caused by Force Majeure

7.9 The Landlord shall use reasonable endeavours to procure that the Landlord's Representative shall act impartially with reference to the issue of any of the certificates referred to in this Agreement or any time granted under this Agreement to the Management Contractor and in respect of any other matter or the making of any other decision under the provisions of this Agreement which shall or may have consequences for the Tenant

8                 VARIATIONS

8.1 THE Landlord shall be entitled to make Variations to the Works without the Tenant's consent where such Variations do not constitute Material Variations but shall not make any Material Variation to the Specification without the written consent of the Tenant such consent not to be unreasonably withheld or delayed

8.2 The Tenant shall not make any Material Variation to the Tenant's Fit Out Works or any Variation which would require the Landlord's consent under the terms of the Lease without the written consent of the Landlord such consent not to be unreasonably withheld or delayed but Provided That the Landlord may refuse to consent to Variations which would not be permitted under the terms of the Lease

8.3 Where either party wishes to make a Material Variation it shall give not less than 10 Working Days' notice to the other addressed to the Landlord's Representative for the Landlord and the Tenant's Representative for the Tenant of such intention and the recipient party shall be deemed to have given consent to such variation if it shall not have served written notice of objection upon the other within 5 Working Days after receipt of the said notice

8.4 Any notice of objection given pursuant to clause 8.3 shall state the reasons for such objections and any dispute between the Landlord and the Tenant as to whether such objection is reasonable shall be referred by either party for determination by the Independent Expert

8.5 The parties shall make any submissions that they wish to be considered by the Independent Expert within two working days of the date of appointment

8.6 The Independent Expert shall use his best endeavours to issue his decision within five Working Days of appointment and his decision shall be final and binding

8.7 Fees of the Independent Expert shall be payable as he shall direct or in the absence of direction shall be borne equally by the parties

9                 TENANT'S REQUEST FOR VARIATIONS TO THE WORKS
                  THE Tenant may request Variations to the Works and in respect thereof the following conditions shall apply:-

9.1 No request for a Variation in respect of the Works shall be made after the expiration of the period of 5 months from the date hereof or 1 month from the date of grant of the Planning Consent whichever is the later

9.2 The Landlord shall be under no liability to make any Variations if to do so would cause material delay in completion of the Works or if they would be materially detrimental to the quality or finish of the Works or would have a materially detrimental effect on any other part of the Development or the Estate or would detrimentally affect the value of the Landlord's reversionary interest in the Property

9.3 The Tenant shall pay to the Landlord on the Interim Certificate Date the amount whereby the costs of carrying out the Development are increased as the result of such Variation or Variations as certified by the Landlord's Representative

9.4 If the Landlord agrees to implement Variations requested by the Tenant the Landlord shall procure that the Tenant is notified as soon as practicable of the estimated costs of implementing any such Variations (including any additional fees payable to any of the Consultants or contractors) and of the impact thereof on the programme for the Works or on the Works themselves and if the Tenant wishes to proceed with the same it shall notify the Landlord's Representative in writing within three Working Days of receipt of such notification

9.5 If as a result of any Variation requested by the Tenant the Rent Commencement Date would be delayed (such period of delay to be conclusively certified by the Landlord's Representative) the Rent Commencement Date shall be brought forward to such earlier date as is calculated by subtracting the number of days of delay caused by such variation

9.6 If any sum payable under this clause 9 shall be unpaid 10 Working Days after demand the Tenant shall pay to the Landlord Interest on any such unpaid sum from the due date until the date of actual payment

10                APPOINTMENT OF CONSULTANTS AND CONTRACTORS AND COLLATERAL
                  WARRANTIES

10.1 THE Landlord and the Tenant will each prepare a shortlist of the candidates whom they propose to consider for appointment as the Consultant and the Tenant's Consultants the Management Contractor and the Tenant's Management Contractor respectively and the Landlord and the Tenant shall each have the right (to be exercised reasonably) to require the other to exclude any proposed candidate from such shortlist

10.2 The Landlord will as soon as practicable after the date of this Agreement let the Management Contract to the Management Contractor and appoint the Consultant pursuant to an appointment substantially in the form of the draft Appointment annexed to this Agreement as Schedule VII

10.3 The Landlord shall procure and deliver to the Tenant as soon as practicable and in any event prior to the Certificate Date

10.3.1 Duly executed warranties under seal substantially in the form of the draft annexed to this Agreement as part of the form of the Management Contract (with each warranty having professional indemnity insurance cover of Five million pounds ((pound)5,000,000) or if less the maximum amount of cover held by the relevant Sub-Contractor) by any of the Sub-Contractors who has undertaken or is to undertake any of the following part of the Works:-

10.3.1.1          external works drainage road works and pavings;

10.3.1.2          reinforced concrete frame;

10.3.1.3          structural steel work;

10.3.1.4          roof cladding;

10.3.1.5          wall cladding;

10.3.1.6          flat roof coverings;

10.3.1.7          windows and curtain walling;

10.3.1.8          lift installations

10.3.2 Duly executed warranties under seal in the form or substantially in the form of the relevant drafts annexed to this Agreement (as Schedules IV and V) from the Consultant and the Management Contractor

10.4.1 The Tenant will appoint the Tenant's Design Consultant for the design of the Tenant's Fit Out Works pursuant to an appointment substantially in the form of the draft appointment annexed to this Agreement (as Schedule VII and will appoint the Tenant's Planning Supervisor pursuant to an appointment substantially in the form of the draft Appointment annexed as
                  Schedule VII)

10.4.2 The Tenant will let the Management Contract for the Tenant's Fit Out Works substantially in the form of Management Contract for the Landlord's Works except that in lieu of Option F there will be Option C with consequential amendments

10.4.3 The Tenant will appoint as the Tenant's Management Contractor in respect of the Tenant's Fit Out Works the same person as has been appointed for that role in relation to the Works save in the circumstances referred to in clause 7.3 or 7.4

10.5 The Tenant shall procure and deliver to the Landlord as soon as practicable and in any event prior to the Certificate Date duly executed warranties under seal in the form or substantially in the form of the relevant drafts annexed to this Agreement as Schedules IV and V by the Tenant's Consultants and the Tenant's Management Contractor and by those sub-contractors appointed by the Tenant's Management Contractor in respect of the Tenant's Fit Out Works who have undertaken or are to undertake significant design responsibility as part of their works package

10.6 The Landlord and the Tenant shall co-operate with each other in any proceedings taken by either party to enforce their rights under the collateral warranties given by their respective Consultants and Management Contractors in accordance with the above provisions and shall if reasonably so required join in as party to such action

10.7 Where any party shall request the co-operation of the other pursuant to clause 10.6 it shall indemnify the other against all reasonable and proper costs incurred as a result of such co-operation

10.8 The Landlord and the Tenant will seek to ensure that their respective Consultants co-operate so as to ensure the proper integration of the Works and the Tenant's Fit Out Works

11                CONDAM REGULATIONS

                  IN respect of the CONDAM Regulations the following shall apply:-

11.1 The Tenant appoints the Landlord to act as the only client in respect of the Works and the Landlord appoints the Tenant to act as the only client in respect of the Tenant's Fit Out Works

11.2 The Landlord shall prior to commencement of the Works make a declaration that it is the only client in respect of the Works and send it to the health and safety executive in accordance with the provisions of the CONDAM Regulations and the Tenant shall do likewise prior to commencement of the Tenant's Fit Out Works

11.3 The Landlord shall as soon as practicable after Practical Completion but in any event prior to completion of the Lease deliver to the Tenant a copy of the health and safety file relating to the Works

12                MEASUREMENT

12.1 PRIOR to or as soon as practicable immediately after the Interim Certificate Date the Landlord and the Tenant shall cause a joint measurement of the Gross Internal Area in square feet and in square metres of the Building to be made

12.2 If the parties cannot agree the Gross Internal Area either party may invite the Independent Expert to measure the Building and immediately thereafter to notify his measurement to the parties

12.3 The Independent Expert shall act as an expert and not as an arbitrator and his measurement of the Gross Internal Area shall be conclusive and binding on the parties (save for manifest error) and his costs shall be born by them in such proportions as he shall direct and in the absence of direction equally

13                TERMINATION

13.1 IF the Interim Certificate has not been issued by the Long Stop Date the Tenant may at any time within four weeks thereafter rescind this Agreement by giving written notice to the Landlord to that effect whereupon this Agreement shall terminate

13.2 If the Interim Certificate has not been issued by a date which falls 6 months after the Long Stop Date then the Landlord may at any time within four weeks thereafter rescind this Agreement by giving written notice to the Tenant to that effect whereupon this Agreement shall terminate

13.3 If at any time there shall be an Event of Insolvency in relation to the Tenant or if there shall be an Event of Insolvency in relation to the Surety and the Tenant shall not have provided to the Landlord any alternative surety or guarantee which is satisfactory to the Landlord (acting reasonably) within the period of one month from the occurrence of such Event of Insolvency then the Landlord may at any time thereafter rescind this Agreement by giving written notice to the Tenant (or as appropriate any Receiver or Liquidator) to that effect whereupon this Agreement shall terminate but without prejudice to the rights of the Landlord in respect of any antecedent breach by the tenant of its obligation herein contained

13.4 Upon termination pursuant to clauses 5.3 13.1 or 13.2 neither party shall have a claim against the other for damages compensation or costs in respect of any antecedent breach of any obligation herein contained

14                REMEDY OF DEFECTS

14.1 THE Landlord will procure that the Landlord's Representative will prior to the expiry of the defects liability period under the Management

                  Contract inspect the Property and prepare a detailed schedule of defects and will no later than 10 Working Days prior to the expiry of the defects liability period deliver a copy of such schedule to the Tenant

14.2 Following receipt of such schedule the Tenant shall consider the same and shall notify to the Landlord's Representative any additional defects for which the Management Contractor is liable pursuant to the Management Contract no later than 5 Working Days prior to the expiry of the defects liability period

14.3 The Landlord will procure that the Landlord's Representative will deliver such schedule of defects together with any additions properly notified by the Tenant to the Management Contractor within the applicable time limits for doing so under the Management Contract

14.4 The Landlord will use all reasonable endeavours to enforce the obligations of the Management Contractor in relation to all defects notified to it in accordance with clauses 14.2 and
                  14.3 hereof as soon as reasonably practicable

14.5 The Tenant will allow the Landlord and all persons authorised by the Landlord all such rights of entry as are necessary to enable the schedule of defects to be prepared and to enable the remedy of all defects set out therein

14.6 Provided that the Landlord complies with its obligations in clauses 14.1 and 14.3 hereof the Tenant shall have no right to require the remedy under the defects liability provisions in the Management Contract of any defect which has been omitted from the schedule of defects

14.7 The Landlord will give to the Tenant not less than 5 Working Days' notice of the anticipated date of issue of the certificate of making good defects and will allow the Tenant and its professional advisers to inspect the Works and to make representations to the Landlord's Representative as to whether such certificate should be issued or with what qualifications and the Landlord's Representative shall take account of such representations provided that his professional discretion shall not be fettered thereby

14.8 The Landlord shall cease to be liable and the Tenant shall make no claim against the Landlord in respect of any breach of the Landlord's obligations in respect of the carrying out of the Works after the expiry of the period of 6 years from the date of Practical Completion unless the Tenant shall have made a specific claim against the Landlord before the expiry of that period

14.9 It is hereby agreed that nothing in this Agreement shall be construed as imposing upon the Landlord obligations in respect of the Works which are greater than those imposed upon the Management Contractor and Consultants by virtue of their respective contracts or appointments

14.10 Notwithstanding the foregoing provisions of this clause 14 and without prejudice to them the Landlord shall use reasonable endeavours to procure that any defects notified to the Landlord's Representative by the Tenant or the Tenant's Representative at any time during the Defects Liability Period and which shall materially prevent or diminish the Tenant's full use and enjoyment of the Property shall be rectified by the Management Contractor as quickly as practicable and with the minimum practicable disruption to the Tenant's use of the Property

15                TENANT'S FIT OUT WORKS

15.1 THE Tenant will at its own cost use all reasonable endeavours to procure the carrying out and completion of the Tenant's Fit Out Works:-

15.1.1            In a good and workmanlike manner with good quality materials

15.1.2            In accordance with Requisite Consents

15.1.3            In accordance with the CONDAM Regulations

15.1.4 In such a manner as not to impede or cause delay to the Works or in any other manner to adversely affect the same

                  Provided Always that the Tenant shall not be permitted to commence the carrying out of the Tenant's Fit Out Works until the Access Date

15.2              The Tenant will:-

15.2.1 Allow the Landlord or its professional advisers on the giving of reasonable prior notice to enter on the Property in order to view the state and progress of the Tenant's Fit Out Works but in so doing it shall not issue instructions to the Tenant's Contractors or the Tenant's Consultants nor impede or obstruct the progress of the Tenant's Fit Out Works

15.2.2 Allow the Landlord or its professional advisers to make representations to the Tenant or such person or body as the Tenant shall direct as to whether or not it considers that the Tenant's Fit Out Works have been carried out and completed in accordance with the Tenant's Covenant contained in clause 15.1 hereof

15.2.3 Put right to the Landlord's reasonable satisfaction any defect in the Tenant's Fit Out Works and which materially adversely affects the Works or any plant and equipment which is not to be the subject of reinstatement pursuant to the Lease which the Landlord shall notify to the Tenant within the defects liability period under the contract for the carrying out of such works

15.3 If at any time there shall be an Event of Default then without prejudice to any other rights which the Landlord may have under this Agreement the Landlord shall be entitled to serve notice on the Tenant's Management Contractor requiring the Tenant's Management Contractor thenceforth to accept instructions from the Landlord or its appointee to the exclusion of the Tenant and the Tenant shall ensure that the terms of the Tenant's Management Contract provide for the Tenant's Management Contractor to accept such instructions on the occasion of any Event of Default as herein defined

16                DISPUTES

16.1 ANY disputes between the parties relating to the agreement of the Detailed Specification or the Tenant's Fit Out Specification pursuant to clause 3 hereof or as to the amount of the Forecast Construction Cost pursuant to clause 17.4 hereof shall be referred at the instigation of either party for determination by the Independent Expert who shall act as an expert and not as an arbitrator and whose decision shall be conclusive and binding on the parties save in case of manifest error and whose costs shall be borne by the parties in such proportions as he shall direct or in the absence of direction equally

16.2 If any dispute or question shall arise between the Landlord and the Tenant in relation to this Agreement it shall save where otherwise provided in this Agreement be submitted to arbitration within the meaning of the Arbitration Act 1996 or any act amending or replacing the same

16.3 The arbitrator shall be appointed by the Landlord and the Tenant jointly or failing such appointment by the President of the Royal Institution of

                  Chartered Surveyors on the application of either the Landlord or the Tenant

17                DEVELOPMENT COSTS

17.1              THE Landlord will bear the cost:-

17.1.1            Of obtaining all Requisite Consents in respect of the Works

17.1.2            Of the carrying out of the Works

17.2              The Tenant will bear the cost:-

17.2.1 Of obtaining all Requisite Consents in respect of the Tenant's Fit Out Works

17.2.2            Of the carrying out of the Tenant's Fit Out Works

17.2.3 Of any Variations to the Works requested by the Tenant to the extent that this increases the total cost of carrying out the Development as certified by the Landlord's Representative and in accordance with clause 9.3 hereof

17.3 The parties will endeavour to agree the Forecast Construction Cost as soon as practicable after agreement of the Detailed Specification and in any event within 2 months thereafter

17.4 If the parties shall fail to reach agreement pursuant to clause 17.3 that figure will be ascertained immediately following the receipt of tenders for the Works and in case of dispute the matter may be referred by either party for determination by the Independent Expert who shall act as an expert and not as an arbitrator and whose decision shall be conclusive and binding on the parties save in case of manifest error and whose costs shall be born by the parties in such proportion as he shall direct and in absence of direction equally

17.5 The Landlord will pay the Landlord's Capital Contribution to the Tenant in the following manner:-

17.5.1 Within 15 working days after the issue of each Tenant's Interim Certificate (accompanied by an appropriate value added tax invoice from the Tenant addressed to the Landlord) the Landlord will pay the Landlord's Percentage of the sums set out in such certificate to the Tenant's Management Contractor provided that such amounts shall not when aggregated exceed the Landlord's Capital Contribution and that no payments shall be made prior to the Completion Date and that such arrangement for payment shall not constitute any contractual obligation whether direct or indirect between the Landlord and the Tenant's Management Contractor and the Tenant shall take all steps necessary to preclude any such obligation

17.5.2 On the Settlement Date the Landlord will pay to the Tenant any balance of the Landlord's Capital Contribution which shall not have been paid pursuant to clause 17.5.1

17.5.3 The Tenant shall keep proper books of account showing the amount of all costs and expenses incurred in carrying out and completing the Tenant's Fit Out Works and the Landlord shall be entitled to inspect the same on giving reasonable notice

17.5.4 As from the date upon which any payment forming part of the Landlord's Capital Contribution is made by the Landlord to the Tenant the Tenant's Fit-Out Works (to the extent from time to time constructed) shall belong to and be in the undisputed and unencumbered ownership of the Landlord until the entirety of the Tenant's Fit-Out Works have been completed and the Tenant shall not be permitted to mortgage charge lease or otherwise create any rights over or in respect of the same

17.5.5 The Landlord shall be entitled (but shall not be obliged) to pay any instalments of the Landlord's Capital Contribution requested by the Tenant direct to a party (other than the Tenant) to whom the costs and expenses to which that payment relates are owed if the Tenant is in default of its obligations to that party

17.5.6 The Landlord may refuse to make any payments pursuant to clause 17.5.2 without having received satisfactory evidence from the Tenant that such amount has been paid

17.5.7 The Landlord shall be entitled to suspend payments of the Landlord's Capital Contribution on the happening of any Event of Default or if there shall be an Event of Insolvency in relation to the Tenant's Management Contractor and shall not be required to make any payment (in whole or in part) of the Landlord's Capital Contribution pursuant to clauses 17.5.1 and/or 17.5.2 if the date of the relevant Tenant's Interim Certificate (referred to in clause 17.5.1) or the Settlement Date (as the case may be) shall occur after the date which is 12 months after the Rent Commencement Date

18                OCCUPATION PENDING GRANT OF LEASE

18.1 AS from the Access Date the Landlord shall grant to the Tenant its Contractors Consultants and other properly authorised by the Tenant a non-exclusive licence to enter the Property and thereafter to remain thereon for the purpose only of carrying out the Tenant's Fit Out Works

18.2 The Landlord shall be entitled to restrict access to part of the Property only at any one time where such access would in the opinion of the Management Contractor result in interference to or safety in the carrying out of the Works

18.3 Any access granted to the Tenant shall be by way of licence only and no relationship of landlord and tenant shall be created thereby The Landlord shall be entitled to terminate any such licence by the service of written notice on the Tenant if the Tenant shall be in material breach of any of its obligations hereunder or shall suffer an Event of Insolvency

19                GRANT OF THE LEASE

19.1 THE Landlord will grant and the Tenant will accept the grant of the Lease on the Completion Date

19.2 Engrossments of the Lease shall be prepared by the Landlord's Solicitors and both parties will promptly execute such engrossments preparatory to the grant of the Lease

19.3              The rent initially reserved by the Lease shall be the Yearly
                  Rent

19.4 The date of commencement of the term granted by the Lease shall be the Term Commencement Date

19.5 The date upon which rent shall commence to be payable pursuant to the Lease shall be the Rent Commencement Date


19.6 The Agreed Net Internal Area of the Premises referred to in the Lease shall be 89% of the Gross Internal Area as determined pursuant to clause 12 hereof

20                TITLE
                  THE Landlord has deduced its title to the Property and the Tenant accepts it and shall not raise any requisition or objection to the Landlord's title save in respect of entries not revealed by the Office Copy Entries dated 21 March 2000 of the Landlord's title to the Estate as registered at HM Land Registry or in respect of any other matters arising after the date of this Agreement

21                ENCUMBRANCES

21.1 THE Property shall be demised subject to the matters (if any) contained or referred to in the documents set out in Schedule II so far as the same relate to the Property and are still subsisting and the Tenant or its Solicitors having been supplied with copies or details of all such matters shall be deemed to purchase with full notice and shall raise no objection or requisition in respect thereof

21.2              The Property is also demised subject to:-

21.2.1 Any matter or thing registered or capable of registration in the local Land Charges Registry

21.2.2 All rights of way drainage or other rights easements quasi-easements and privileges which may affect the Property or any part thereof without any obligation on the part of the Landlord to define the same

21.2.3 All charges and other outgoings which affect or are charged on the Property other than financial charges

22                DISCLAIMER

22.1 THE Tenant hereby acknowledges that this Agreement has not been entered into in reliance wholly or partially upon any statement or representation made by or on behalf of the Landlord save in so far as any such statement or representation is expressly set out in this Agreement or has been made in writing by the Landlord's Solicitors to the Tenant's Solicitors and that in the event of any such statement being made this shall not obviate the need for the Tenant to make the usual conveyancing searches and enquiries and/or inspections of the Property and/or any relevant authority

22.2 No statement whether made orally or in writing or contained in any advertisement notice or otherwise issued by the Landlord or its agents or otherwise issued on the Landlord's behalf shall be deemed to be a term or condition of this Agreement which constitutes the entire contract between the parties and may only be varied or modified (whether by way of collateral contract or otherwise) in writing under the hands of the parties or their Solicitors

23                AGREEMENT NOT ASSIGNABLE
                  THIS Agreement shall be personal to the Tenant and shall not be capable of assignment save that the Tenant may assign the benefit of this Agreement to any Associated Company with the prior written consent of the Landlord which shall not be unreasonably withheld where such potential assignee fulfils the criteria for assignment set out in Schedule 5 Part 2 of the Lease and that the Surety guarantees the obligations of such assignee

24                NON MERGER
                  SAVE in so far as they have been fully performed the provisions of this Agreement shall remain in effect after and notwithstanding the completion of the grant of the Lease

25                NOTICES
                  WHERE this Agreement shall require any notice or notification to be given it shall be given in writing and shall be treated as properly given if made in accordance with s.196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962)

26                INSURANCE

26.1 UNTIL the Interim Certificate Date the Landlord shall procure that the Building and the Works shall be insured against the Insured Risks to full reinstatement value

26.2 From and including the Interim Certificate Date the Landlord shall insure the Property in accordance with the provisions of the Lease

26.3 If prior to the Interim Certificate Date any part of the Building or the Works is damaged or destroyed by a risk which is covered by the insurance taken out in accordance with subclause 1 hereof the Landlord shall use all reasonable endeavours to procure that the damage is reinstated

26.4 In respect of any damage or destruction which shall occur on or after the Interim Certificate Date the Landlord will observe and perform obligations in the same form as those contained in the Lease

27                VAT

27.1 ALL payments provided for by this Agreement shall be deemed to be exclusive of VAT and the relevant party shall on receipt of a VAT invoice addressed to it pay to the other any VAT which shall be properly chargeable thereon

27.2 Where the Landlord or the Tenant is entitled to recover the cost of goods and services supplied but in respect of which no taxable supply is made to the party paying such costs that party shall indemnify the other against any such VAT thereon as is not recoverable as input tax

28                CAPITAL ALLOWANCES

28.1 TO the extent that allowances under the Capital Allowances Act 1990 are available in respect of capital expenditure incurred on, and in connection with, the Tenant's Fit Out Works (such expenditure being "Allowable Expenditure" for the purposes of this clause), the Landlord shall be entitled to claim a sum up to the amount of the Landlord's Capital Contribution of such plant and machinery allowances that become available (but subject to clause 28.2), and the Tenant shall:-

28.1.1 make no claim to any such allowances (but so that the Tenant shall be entitled to claim any remaining allowances in respect of such expenditure);

28.1.2 at its own cost, supply any such information in the possession of, or obtained by, the Tenant as the Landlord may reasonably request, and that may be required for the purpose of enabling the Landlord to claim such allowances

28.2 Notwithstanding the foregoing the Landlord shall only be entitled to claim allowances to the extent that the Landlord's Capital Contribution is in respect of Allowable Expenditure and it is hereby agreed that this shall be ascertained by multiplying the Landlord's Capital Contribution by the percentage which the Allowable Expenditure bears to the total expenditure incurred on and in connection with the Tenant's Fit out Works

29                GUARANTEE OF THE TENANT'S COVENANTS

29.1 THE Surety guarantees to the Landlord and as a separate covenant to

                  MEPC that the Tenant will duly observe and perform all the stipulations and obligations on the Tenant's part contained in this Agreement ("Tenant's Obligations") and in default by the Tenant of the Tenant's Obligations the Surety will observe and perform the Tenant's Obligations Provided Always that the obligations of the Surety hereunder shall not exceed those imposed upon the Tenant

29.2 In the case of amendment to or variation of the terms of this Agreement or any document referred to herein the Surety's guarantee will apply to the Tenant's Obligations as so amended or varied

29.3 If the Tenant fails to duly observe and perform the Tenant's Obligations or any of them the Surety will on demand make good to the Landlord all losses damages costs and expenses arising as a result of such failure and the Surety will indemnify the Landlord against all losses costs expenses and liability arising or incurred by the Landlord as a direct result of such failure subject however to the Landlord using all reasonable endeavours to mitigate any such loss damage cost or expense

29.4 If any liquidator or trustee in bankruptcy of the Tenant shall disclaim this Agreement the Surety will on written demand by the Landlord within one month of such disclaimer enter into an agreement with the Landlord on the same terms as this Agreement save that the Surety shall be the Tenant thereunder and the Surety's separate guarantee obligations shall be excluded The Surety will also pay the Landlord's proper and reasonable costs (including VAT) in connection with such agreement

29.5 No neglect or forbearance on the part of the Landlord in enforcing observance and performance by the Tenant of any of the Tenant's Obligations and no time or other indulgence given by the Landlord to the Tenant shall release or discharge or in any way affect the liability of the

                  Surety under this clause 29

29.6 No legal limitation disability incapacity or any other circumstances relating to the Tenant nor any amendment to or variation of the terms of this Agreement or any document to which it refers shall release discharge or in any way limit or affect the liability of the Surety under this clause 29

29.7 The Surety's Obligations under this clause 29 shall not be released or affected by any other act or omission or thing which but for this clause 29.7 would cause the Surety's Obligations under this clause 29 to be released wholly or partly other than a release given under seal by the Landlord

29.8 On the Completion Date the Surety will enter into the Lease as guarantor of the Tenant's covenants thereunder and in the circumstances set out in clause 29.4 herein or if the Tenant fails to complete the Lease shall if the Landlord so requires take up the Lease in its own name as Tenant thereunder and the Lease shall in such circumstances be amended to exclude the Surety Obligations

30                MEPC GUARANTEE

30.1 MEPC covenants and guarantees to the Tenant and as a separate obligation to the Surety the full and prompt performance observance and compliance by the Landlord of each and every provision condition obligation undertaking and agreement on the part of the Landlord to be performed observed or carried out by the Landlord as contained in or referred to in clauses 7 10 11 14 17.1 and 17.5 ("the Obligations") Provided Always that MEPC's obligations hereunder shall not exceed those imposed on the Landlord

30.2 If at any time any default is made by the Landlord in the performance of any of the Obligations MEPC will well and truly perform or cause to be so performed each and every one of the Obligations and/or will pay any sum or sums that may properly be payable in consequence of any default made by the Landlord in the performance of any of the Obligations Provided Always that the Tenant shall use all reasonable endeavours to mitigate any loss or expense suffered

30.3 MEPC shall not be discharged nor shall its liability be affected by anything which would not discharge it or affect its liability if it were the sole principle obligor including but not limited to:-

30.3.1 any amendment modification waiver consent or variation expressed or implied to the scope of the Works or to the Agreement or any related documentation;

30.3.2 the dissolution amalgamation reconstruction or re-organisation of the Landlord;

30.3.3            any compromise of any dispute with the Landlord;

30.3.4 any failure of supervision by the Tenant to detect or prevent any fault of the Landlord;

30.3.5            any assignment of the benefit of this Agreement

                  Provided that MEPC shall have the benefit of any extensions of time or forbearance forgiveness or indulgences in relation to time granted to the Landlord

30.4 MEPC's liability under this clause 30 shall cease upon the date of the

                  Certificate of Making Good Defects (or similar statement/certification that the Management Contractor has made good defects occurring within the defects liability period pursuant to the provisions of the Management Contract) save in respect of any default on the part of the Landlord which has then occurred and which has been notified to MEPC on or before that date

31                THIRD PARTY RIGHTS
                  IT IS HEREBY AGREED that rights in favour of any third parties which may arise as a result of the operation of the Contracts (Rights of Third Parties) Act 1999 are hereby expressly excluded and the parties shall be at liberty to agree to any rescission or variation of this Agreement without the need for the consent of any such third party

32                TEMPORARY ACCOMMODATION

32.1              IN this clause the following definitions shall apply:-

32.1.1 "Temporary Accommodation" means the land shown edged purple on the plan marked "temporary premises" annexed to the Temporary Accommodation Lease upon which the Temporary Accommodation Works are to be carried out

31.1.2 "Temporary Accommodation Lease" means the lease of the Temporary Accommodation in the form of the draft Lease annexed hereto (as part of Schedule I)

31.1.3 "Temporary Accommodation Works" means the works set out in the plans approved by the Temporary Planning Permission

31.1.4 "Temporary Planning Permission" means the planning permission authorising the carrying out of the Temporary Accommodation Works and dated 19 January 2001 under ref S/2213/00/F

31.2 The Landlord shall grant and the Tenant shall take the Temporary Accommodation Lease for a term of years commencing on the date hereof and expiring on 30 June 2004 but with provision for earlier termination at the rent and upon the terms and conditions therein contained

31.3 The Temporary Accommodation Lease shall be completed on the date hereof immediately following exchange of this Agreement

31.4 The Tenant will carry out the Temporary Accommodation Works at its own cost and in a good and workmanlike manner and with good quality materials and in accordance with all Requisite Consents to an appropriate standard given the temporary nature of the works

31.5 The Tenant will bear the proper cost of transport erection and dismantling of the Temporary Accommodation Works erected within the Temporary Accommodation together with the proper cost of hire of the buildings comprised therein (if any) and where such costs are incurred by the Landlord on the Tenant's behalf the Tenant shall repay such costs together with value added tax where applicable within ten Working Days of demand provided a copy of the original invoice to which the repayment relates and a valid VAT invoice is supplied with such demand

31.6 The Tenant will remove the Temporary Accommodation Works at the end or sooner of determination of the term granted by the Temporary Accommodation Lease and will reinstate the Temporary Accommodation to the condition of a cleared site covered with grass by a date which is the earlier of 30 June 2004 or the date of expiry of the period of 6 months from the date upon which the Tenant commences beneficial occupation of the Premises for the purposes of its business

31.7 The Temporary Accommodation shall be demised subject to the matters (if any) contained or referred to in the documents set out in Schedule II so far as the same relate to the Temporary Accommodation and are still subsisting and the Tenant or its solicitors having been supplied with copies or details of all such matters shall be deemed to purchase with full notice and shall raise no objection or requisition in respect thereof save in relation to any such matters arising between the date of this Agreement and the grant of the Temporary Accommodation Lease

31.8              The Temporary Accommodation is also demised subject to:-

31.8.1 Any matter or thing registered or capable of registration in the local land Charges Registry

31.8.2 All rights of way drainage or other rights easements quasi-easements and privileges which may affect the Temporary Accommodation or any part thereof without any obligation on the part of the Landlord to define the same

31.8.3 All charges and other outgoings which affect or are charged on the Temporary Accommodation other than financial charges

32                GOVERNING LAW
                  THIS Agreement shall be governed by and construed in all respects in accordance with the laws of England and proceedings in connection with it shall be subject (and the parties hereby submit) to the non-exclusive jurisdiction of the English Courts

I N   W I T N E S S whereof this document has been executed and delivered as a
Deed
the day and year first before written

EXECUTED as a Deed by                       )
MILLENNIUM PHARMACEUTICALS                  )
LIMITED acting by two directors or          )
one director and the secretary:-            )




               Director                     /s/ KEVIN P. STARR
                                                Kevin P. Starr



               Secretary                    /s/ JOHN B. DOUGLAS III
                                                John B. Douglas III


EXECUTED as a Deed by                       )
MILLENNIUM PHARMACEUTICALS                  )
INC acting by                               )
its Authorised Signatory:-                  )




               Authorised Signatory         /s/ KEVIN P. STARR
                                            Kevin P. Starr

EXECUTED as a Deed by                )
GRANTA PARK LIMITED acting by        )
two directors or one director and the)
secretary:-                          )




               Director                     /s/ Roger Quince



               Director/Secretary           /s/ John Price



EXECUTED as a Deed by MEPC                  )
LIMITED acting by two directors or          )
one director and the secretary              )





               Director                     /s/ Iain Watters


               Director/Secretary           /s/ John Price

                                   SCHEDULE I


Lease








                                  DATED 200[ ]


                               GRANTA PARK LTD (1)
                       MILLENNIUM PHARMACEUTICALS LTD (2)
                       MILLENNIUM PHARMACEUTICALS INC (3)


                                      LEASE

               relating to Unit 15A Granta Park Abington Cambridge












                                                             Taylor Vinters
                                                             Merlin Place
                                                             Milton Road
                                                             Cambridge CB4 0DP

                                                             Tel: 01223 423444
                                                             Fax: 01223 426114

                                                             Our Ref: JMW

                                      LEASE

                                Index to Clauses



1        Definitions and interpretation

2        The letting terms

3        Tenant's covenants

4        Provisos

5        Landlord's covenant for quiet enjoyment

6        Obligations in Schedules

7        Guarantee provision

8        Expert determination

9        Governing law



Schedule 1        The Premises and rights granted/reserved

Schedule 2        Rent reviews

Schedule 3        Insurance provisions

Schedule 4        Service charge provisions

Schedule 5        Form of guarantee and criteria to be satisfied on assignment

Schedule 6        The Tenant's Fit Out Works

Schedule 7        Assumed Specification



Plan 1            Estate -     Estate edged blue

                               Estate roads colored brown

                               Parking groves edged green

Plan 2            Plot 15A edged red

                                  DATED 200[ ]

1             The Landlord:         GRANTA PARK LIMITED whose registered office
                                    is at 103 Wigmore Street London W1U LAH

2             The Tenant:           MILLENNIUM PHARMACEUTICALS LIMITED whose
                                    registered office is at The Merrifield
                                    Centre Rosemary Lane Cambridge CB1 3LQ

3             The Surety:           MILLENNIUM PHARMACEUTICALS INC of 75 Sidney
                                    Street Cambridge Massachusetts USA 02139

OPERATIVE PROVISIONS:

1        DEFINITIONS AND INTERPRETATION

1.1      Definitions

                  In this Lease where the context so allows:

                  "Agreed Net Internal Area" means [NB The figure calculated pursuant to clause 19.6 of the Agreement for Lease]

                  "Approved Condition" means in the condition of Unfitted Laboratories

                  "Assumed Specification" means the specification annexed hereto as Schedule 7

                  "conducting media" means any drains, sewers, conduits, flues, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains

                  "the Encumbrances" means the restrictions, stipulations, covenants, rights, reservations, provisions and other matters contained, imposed by or referred to in the documents, brief particulars of which are set out in Schedule 1 Part 4

                  "the Estate" means the entirety of the property known as and comprising Granta Park Abington Cambridge as designated by the Landlord from time to time the present extent of which is shown for identification by blue edging on Plan 1

                  "Estate Amenities" means those parts of the Estate from time to time available for the use and enjoyment of the Tenant in common with the tenants and occupiers of other parts of the Estate and others authorized to use the same including (without limitation) all service and estate roads, estate parking, conducting media, landscaping, recreational areas and other communal facilities and buildings from time to time provided within the Estate

                  "Estate Roads" means the roadways forming part of the Estate Amenities and shown for the purpose of identification only colored brown on Plan 1 together with any other roads which may from time to time be provided within the Estate and designated for use by the Tenant together with other tenants of the Estate and others authorized to use the same

                  "Hypothetical Premises" means such area of the land demised by this Lease as is referred to in the Assumed Specification (together with the right to use the number of car parking spaces referred to in the Assumed Specification) with an assumed building thereon designed and completed in November 2002 in accordance with the Assumed Specification

                  "Insurance Premiums" has the meaning given to it in Schedule 3 paragraph 2

                  "the Insured Risks" has the meaning given to it in Schedule 3 paragraph 1

                  "Interest" means interest at the rate of 4 per cent over the base rate of Lloyds TSB Bank PLC from time to time (as well after as before judgment), or such other comparable rate as the Landlord may reasonably designate if the base rate ceases to be published, compounded at quarterly rests on 31 March, 30 June, 30 September and 31 December in each year

                  "the Landlord" includes all persons from time to time entitled to the immediate reversion to this Lease

                  "the Landlord's Surveyor" means the surveyor, architect, engineer or other appropriate Consultant of the Landlord from time to time

                  "Lease" includes any documents supplemental to this Lease

                  "Measuring Code" means the Code of Measuring Practice (Fourth Edition RICS/ISVA 1993)

                  "Outgoings" means in relation to the Premises all non-domestic rates, water rates, water charges and all existing and future rates, taxes, charges, assessments, impositions and outgoings whatsoever (whether parliamentary municipal parochial or otherwise) which are now or may at any time be payable, charged or assessed on property or the owner or occupier of property, but taxes in this context does not include value added tax, nor any taxes imposed on the Landlord in respect of the yearly rent reserved by this Lease or in respect of a disposal of the interest in immediate reversion to this Lease

                  "Permitted Part" means the whole of one floor of the Building or any part of a floor of the Building which is capable of being occupied separately from the remainder of the Building (subject to the use of usual common parts of the Building) or a combination of such parts provided that such separate underletting or underlettings do not prejudice the independent occupation of any other part of the Building

                  "Plan 1" means the plan so marked attached to this Lease

                  "Plan 2" means the plan so marked attached to this Lease

                  "the Planning Agreement" means an Agreement dated 28th August 1996 made pursuant to Section 106 of the Town and Country Planning Act 1990 made between South Cambridgeshire District Council (1) The Welding Institute (2) Barclays Bank plc (3) and TWI Estates Limited (4) and an Agreement dated 10 June 1998 together with a Supplemental Agreement dated 11 June 1998 both made pursuant to Section 106 as aforesaid between Cambridgeshire County Council (1) and Granta Park Limited (2) together with any other agreement amending, replacing or supplementing the same from time to time

                  "the Premises" means the property described in Schedule 1 Part 1 and refers to each part of the Premises, including all landlord's fixtures, fittings, plant and equipment in or on the Premises and all additions and improvements thereto

                  "Review Percentage" means 110%

                  "reviewed rent" means the Yearly Rent payable on and following any rent review in accordance with Schedule 2

                  "Surety" means any party who shall at any time guarantee the performance of the Tenant's Covenants

                  "the Tenant" includes the Tenant's successors in title and assigns in whom this Lease may for the time being be vested

                  "the Tenant's Fit Out Works" means the works set out in
                  Schedule 6

                  "the Term" means the term of years granted by this Lease and shall (where applicable) include any statutory or other continuation or extension or holding over of such term of years

                  "Unfitted Laboratories" means premises constructed to shell and core finish including central plant and with cabling to distribution boards only; services to riser ducts on each floor only; no ceiling or lighting and no floor coverings but with the core being fitted out;

                  "Unsecured Underletting" means an underletting of the whole or a Permitted Part of the Premises in relation to which the underlessor and the underlessee have agreed to exclude the provisions of sections 24 to 28 of the Landlord and Tenant

                  Act 1954 and their agreement to do so has been duly authorized beforehand by the Court

                  "the Yearly Rent" means the yearly rent from time to time reserved by this Lease and payable pursuant to clause 2.3.1 (including any reviewed rent)

1.2               Interpretation of restrictions and liability

1.2.1 Where the Tenant is placed under a restriction in this Lease, the restriction includes the obligation on the Tenant not to permit or allow the infringement of the restriction by any person

1.2.2 References to liability include, where the context allows, claims, demands, proceedings, damages, losses, costs and expenses

1.3               Clauses and clause headings

1.3.1 The clause and paragraph headings in this Lease are for ease of reference only and are not to be taken into account in the construction or interpretation of any covenant condition or proviso to which they refer

1.3.2             Unless the context otherwise requires, references:

1.3.2.1 to numbered clauses and Schedules are references to the relevant clause in or Schedule to this Lease; and

1.3.2.2 in any Schedule to a numbered paragraph are references to the relevant paragraph in that Schedule

1.4               SINGULAR AND PLURAL MEANINGS

                  Words in this Lease importing the singular meaning, where the context so allows, include the plural meaning and vice versa.

1.5               STATUTES AND STATUTORY INSTRUMENTS

                  References in this Lease to any statutes or statutory instruments include and refer to any statute or statutory instrument amending consolidating or replacing them respectively from time to time in force, and references to a statute or statutes (whether specifically or in general terms) include statutory instruments and regulations made pursuant to them.

1.6               GENDER

                  Words in this Lease importing any one gender include both other genders and may be used interchangeably, and words denoting natural persons where the context so allows include corporations and vice versa.

1.7               JOINT AND SEVERAL OBLIGATIONS

                  At any time that the party of the second or the party of the third part (if any) comprises two or more persons the expression "the Tenant" or (where applicable) the "the Surety" include the plural number and obligations in this Lease expressed or implied to be made by the Tenant or the Surety (if any) are to be treated as made by such persons jointly and severally.

2      THE LETTING TERMS

                  In consideration of the rent reserved by and the covenants in this Lease:

2.1               the Landlord lets to the Tenant:

2.1.1             ALL the Premises:

2.1.2             TOGETHER WITH the rights set out in Schedule 1 Part 2; but

2.1.3 EXCEPT AND RESERVED to the Landlord and persons authorized by the Landlord the rights set out in Schedule 1 Part 3; and

2.1.4             SUBJECT to the Encumbrances

2.2 The Tenant shall hold the Premises for the term of TWENTY YEARS commencing on [ ] and ending on [ ]

2.3               The Tenant shall pay to the Landlord during the Term:

2.3.1 the yearly rent of [ ] POUNDS (L[ ]) (subject to revision under Schedule 2) by equal quarterly payments in advance on the usual quarter days in every year the first (or a proportionate part) of such payments in respect of the period commencing on [ ] and ending on the following quarter day to be made on the date of this Lease;

2.3.2 as additional rent the monies payable by the Tenant under Schedules 3 and 4 commencing on [ ]; and

2.3.3 as additional rent any value added tax chargeable on the rent and additional rent reserved in clauses 2.3.1 and 2.3.2

                  NB DETAILS TO BE INSERTED AS PER AGREEMENT FOR LEASE

3        TENANT'S COVENANTS

                  THE Tenant COVENANTS with the Landlord during the Term as follows:

3.1               PAYMENT OF RENT

3.1.1 To pay the Yearly Rent, free from any deductions and rights of set-off, at the times and in the manner required in clause
                  2.3.1 by means of a standing order to the Tenant's bankers

3.1.2             To pay the additional rents reserved by clauses 2.3.2 and
                  2.3.3 at the times and in the manner specified in relation to each of them


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

3.2               OBLIGATION TO PAY INTEREST

3.2.1 To pay Interest on so much of the rents, reviewed rents, and other monies payable under this Lease as remain unpaid fourteen days after they have become due from the date that they became due until the payment is made to the Landlord

3.2.2 To pay Interest under clause 3.2.1 for any period during which the Landlord properly refuses to accept the tender of payment because of an unremedied breach of covenant of the Tenant unless the Tenant is found not to be in breach

3.3               OUTGOINGS AND CONTRIBUTIONS

3.3.1             To pay all Outgoings

3.3.2 To refund to the Landlord on demand, where Outgoings relate to the whole or part of the Estate including the Premises, a fair and proper proportion attributable to the Premises, such proportion to be conclusively determined by the Landlord or the Landlord's Surveyor acting impartially

3.3.3 To reimburse the Landlord for loss of relief from non-domestic rates of unoccupied property which would have been available to the Landlord in respect of vacancy of the Premises after the termination of this Lease but for the allowance of relief to the Tenant or any other person formerly in occupation of the Premises for vacancy commencing before the termination of this Lease

3.3.4 To pay for all gas and electricity consumed on the Premises, all charges for meters, and all standing charges

3.4               REPAIR

                  Well and substantially to repair maintain and clean the Premises and to keep them in good and substantial repair and condition and where necessary to replace renew and rebuild the Premises (except in respect of damage by Insured Risks as allowed in Schedule 3)


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

3.5               DECORATIONS

3.5.1 To decorate the inside of the Premises in the year 20[ ]and from then in every subsequent fifth year of the Term and in the last three months of the Term (however determined) to normally accepted standards for good quality decoration work using suitable and appropriate materials of good quality, in a proper and workmanlike manner (such decorations in the last three months of the Term to be executed in such colors patterns and materials as the Landlord may reasonably require)

3.5.2 To decorate those parts of the exterior of the Premises that are designed to be decorated and otherwise to clean the exterior of the Premises in the year 20[ ] and from then in every subsequent third year of the Term and also in the last three months of the Term (howsoever determined) using suitable and appropriate materials of good quality in a proper and workmanlike manner

3.6               LANDLORD'S RIGHT OF INSPECTION AND RIGHT OF REPAIR

3.6.1 To permit the Landlord and its employees or agents at all reasonable times on reasonable prior notice to enter into inspect and view the Premises and examine their condition and also to take a schedule of fixtures in the Premises

3.6.2 If any breach of covenant, defects, disrepair, removal of fixtures or unauthorized alterations or additions are found on inspection for which the Tenant is liable, then, on notice from the Landlord, to commence to execute to the reasonable satisfaction of the Landlord or the Landlord's Surveyor all repairs, works, replacements or removals required within two months (or sooner if necessary) after the receipt of the notice and thereafter diligently complete the same

3.6.3 If the Tenant fails to comply with a notice under clause 3.6.2, the Landlord may itself or by its workpeople or agents enter the Premises and execute the repairs works replacements or removals


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

3.6.4 To pay to the Landlord on demand all proper expenses so incurred under clause 3.6.3 (such expenses and any Interest on them to be recoverable as if they were rent in arrear)

3.7               YIELD UP IN REPAIR AT THE END OF THE TERM

                  At the termination of this Lease or at such later time as the Landlord recovers possession of the Premises from the Tenant:

3.7.1 quietly to yield up the Premises (with all additions and improvements to the Premises and all fixtures in the Premises, other than tenant's fixtures which the Tenant may be entitled to remove) repaired, maintained, cleaned, decorated and kept in accordance with the Tenant's covenants in this Lease (except in respect of damage by Insured Risks as allowed in Schedule 3) and to reinstate the Premises to the Approved Condition;

3.7.2 if so requested by the Landlord, to remove from the Premises all the Tenant's belongings - that is to say trade fixtures and fittings and all notices, notice boards and signs bearing the name of or otherwise relating to the Tenant (including in this context any persons deriving title to the Premises under the Tenant) or its business; and

3.7.3 to make good to the reasonable satisfaction of the Landlord or the Landlord's Surveyors all damage to the Premises resulting from the removal of the Tenant's belongings from the Premises

3.8               LANDLORD'S RIGHT OF ENTRY FOR REPAIRS, ETC TO ADJOINING
                  PROPERTY

3.8.1 To permit the Landlord or other owners, tenants or occupiers of the Estate or any adjoining property and their respective agents, workpeople and employees to enter the Premises at reasonable times, after giving to the Tenant reasonable written notice (except in an emergency):

3.8.1.1 to alter, maintain or repair any parts of the Estate or the adjoining premises or property of the Landlord or person so entering; or

3.8.1.2 to construct, alter, maintain, repair or fix any thing or additional thing serving such property and running through or on the Premises; or

3.8.1.3 to comply with an obligation to any third party having legal rights over the Premises; or

3.8.1.4 in exercise of a right or to comply with an obligation of repair maintenance or renewal under this Lease; or

3.8.1.5 in connection with the development of any adjoining or neighboring land or premises

3.8.2 The rights of entry granted by clause 3.8.1 shall be exercisable without payment of compensation for any nuisance annoyance inconvenience or damage caused to the Tenant, subject to the Landlord (or other person so entering) exercising the rights in a reasonable manner and making good any damage caused to the Premises and the Tenant's fixtures fittings equipment and furnishings without unreasonable delay and complying with the Tenant's reasonable requirements relating to such entry necessitated by or having regard to the nature of the Tenant's business

3.9               ALTERATIONS AND ADDITIONS

3.9.1 Not to make any alterations or additions to or affecting the structure or exterior of the Premises, or the appearance of the Premises as seen from the outside nor to make any addition to the Premises which would result in an increase of the Gross External Area thereof (as defined by the Measuring Code)

3.9.2 Not without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) to make any other alterations or additions to the Premises but the erection, alteration or removal by the Tenant of internal demountable partitioning, and consequential adjustments of ducting, ceiling tiles, light fittings and wiring, is authorized without such consent if all necessary regulatory or statutory consents are obtained therefor and the plans of the partitions (or details of the alteration or removal of partitioning) are immediately deposited with the Landlord as soon as practicable

3.9.3 Not to install or erect any exterior lighting, shade, canopy or awning or other structure in front of or elsewhere outside the Premises save any communications aerial required in connection with the Tenant's business provided that the same is not above the roof line and is at the rear of the Premises

3.9.4 On the termination of this Lease, to the extent required by the Landlord, to reinstate the Premises to the Approved Condition, such reinstatement to be carried out under the supervision and to the reasonable satisfaction of the Landlord or the Landlord's Surveyor

3.10              ALIENATION

3.10.1            Not to assign or charge part only of the Premises.

3.10.2 Not to assign or charge this Lease without the consent of the Landlord but, subject to the operation of the following provisions of clause 3.10.3, such consent is not to be unreasonably withheld or delayed;

3.10.3 The Landlord may withhold its consent to an application by the Tenant for license to assign this Lease if any one or more of the conditions and criteria set by this clause 3.10.3 are not met, that:

3.10.3.1 at the time of the assignment, there are no arrears of rents or other monies due to the Landlord;

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

3.10.3.2 the Tenant and (to the extent not prohibited by law) the Surety each enters into an Authorized Guarantee Agreement (as defined by the Landlord and Tenant (Covenants) Act 1995) substantially in the form in Schedule 5 Part 1 ;

3.10.3.3 the Tenant shall supply to the Landlord such financial and other information as the Landlord shall reasonably require about the intended assignee or its sureties which may include if so requested audited accounts or trading figures for the preceding three years together with verified statements as to current financial trading

3.10.3.4 if reasonably so required by the Landlord the intended assignee shall provide such security (whether by way of rental deposit or otherwise) for the performance of the intended assignee's obligations under this Lease as shall be reasonably required by the Landlord and/or

3.10.3.5 if the Landlord reasonably so requires the Tenant shall procure a guarantee of the covenants of the assignee from a guarantor who is reasonably acceptable to the Landlord, the guarantee to be substantially in the terms set out in Schedule 5 Part 1

3.10.3.6 at the time of the application by the Tenant for the Landlord's license to assign, the proposed assignee satisfies the criteria set out in Schedule 5 Part 2

                  The conditions and criteria contained or referred to in this clause 3.10.3 are specified for the purposes of Section 19(A) of the Landlord and Tenant Act 1927.

3.10.4 Not to underlet the whole or any Permitted Part of the Premises without the consent of the Landlord (such consent not to be unreasonably withheld or delayed)

3.10.5 Not to underlet part or parts of the Premises save a Permitted Part in accordance with the following provisions:

3.10.5.1 so as to sub-divide the Premises into more than five units of occupation, of which one (at least) shall remain occupied by the Tenant

3.10.5.2 otherwise than by way of Unsecured Underletting of a Permitted Part for a term not exceeding five years

3.10.6 On the grant of an underlease to obtain the Landlord's approval of the form of underlease (such approval not to be unreasonably withheld or delayed) and to obtain covenants by deed from the underlessee direct with the Landlord in such form as the Landlord may reasonably require that the underlessee will:

3.10.6.1 not assign, sub-underlet or charge part only of the premises underlet, nor sub-underlet the whole

3.10.6.2 not part with or share possession or occupation of the whole or any part of the premises underlet nor grant to third parties rights over them otherwise than by an assignment permitted pursuant to clause 3.10.6.3

3.10.6.3 not assign or charge the whole of the premises sub-underlet without obtaining the previous consent of the Landlord under this Lease (such consent not to be unreasonably withheld or delayed);

3.10.7            On the grant of any underlease:

3.10.7.1 to include provisions for the revision of the rent reserved by the underlease in an upward only direction to correspond in time and effect with the provisions for the revision of rent in this Lease and on the basis that in any underletting of part as distinct from the whole the underlet premises shall be substituted for the Hypothetical Premises in such provisions;

3.10.7.2          not to reserve or take a premium or fine;

3.10.7.3 to reserve a rent which is no less than the market rent of the underlet premises as at the time of the grant of the underlease (assessed in accordance with the principles in Schedule 2 but with the omission of the reference to the Review Percentage in respect of underlettings of part as distinct from the whole) and provided that no rent reserved on any such underletting (whether of the whole or part) shall be used as evidence in any rent review under this Lease or relating to any other premises on the Estate which are let to or occupied by the Tenant; and

3.10.7.4 to ensure that the covenants of the underlessee are not inconsistent with and do not impair the due performance and observance of the covenants of the Tenant in his Lease and to include a covenant by the underlessee not to do anything which shall result in a breach of the covenants on the part of the Tenant in this Lease

3.10.8 Not otherwise than by assignment or underletting permitted under this clause 3.10 to:

3.10.8.1 part with or share possession or occupation of the whole or any part of the Premises: or

3.10.8.2          grant to third parties any rights over the Premises

3.10.9 The preceding provisions of this clause 3. 10 do not apply to any parting with possession or occupation or the sharing of occupation or sub-division of the Premises to or with any member of a group of companies of which the Tenant is itself a member if:

3.10.9.1 the interest in the Premises so created is and remains no more than a tenancy at will; and

3.10.9.2 the possession, occupation or subdivision are immediately determined if the Tenant and the relevant member cease for any reason whatsoever to be members of the same group of companies;

                  and for this purpose two companies are members of a group if, and only if, one is a subsidiary of the other or both are subsidiaries of a third company, "subsidiary" having the meaning given to it by Section 736 of the Companies Act 1985

3.11              REGISTRATION AND SUPPLY OF INFORMATION

3.11.1 To produce to and leave with the solicitors of the Landlord a certified copy of the document effecting the disposition within one month after any disposition of this Lease or the Premises (a "disposition" being an assignment, charge, transfer, underlease, assignment or surrender of any underlease, or on any transmission by death or otherwise documentary evidence of devolution affecting the Premises), and on each occasion to pay to the solicitors such fee as they may reasonably require for the registration

3.11.2 To supply to the Landlord any details required by the Landlord pursuant to Section 40 of the Landlord and Tenant Act 1954 and full details of any notices given pursuant to Section 25 of that Act by the Tenant to any sub-tenant and full details of any notices received by the Tenant from any sub-tenant pursuant to Section 26 of that Act

3.12              ENFORCEMENT OF UNDERLEASES

3.12.1 Not without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) to vary the terms, or waive the benefit, of any covenant of the underlessee or condition in an underlease of the Premises.

3.12.2 Diligently to enforce the covenants of the underlessee and the conditions in an underlease of the Premises and (if reasonably required by the Landlord) to exercise by way of enforcement the powers of re-entry in the underlease

3.12.3 Not without the consent of the Landlord to accept any sum or payment in kind by way of commutation of the rent payable by an underlessee of the Premises

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

3.12.4 Not to accept the payment of rent from an underlessee of the Premises otherwise than by regular quarterly (or more frequent) payments in advance

3.12.5 Duly and punctually to exercise all rights to revise the rent reserved by an underlease of the Premises, and not to agree with an underlessee a revised rent without the approval of the Landlord (such approval not to be unreasonably withheld or delayed)

3.13              PERMITTED USER

3.13.1 Not to use the Premises otherwise than for Research and Development uses falling with Class B1 (b) of the Town and Country (Use Classes) Order 1987 and for purposes ancillary thereto

3.13.2 Nothing in this Lease implies or is to be treated as a warranty to the effect that the use of the Premises for those purposes is in compliance with all town planning laws and regulations now or from time to time in force

3.14              RESTRICTIONS AND REGULATIONS RELATING TO USE

3.14.1 Not to erect or install in the Premises any engine, furnace, plant or machinery which causes fumes or vibration which can be heard smelled or felt outside the Premises or which has a noise level which exceeds 45 and BA measured at the boundary of the Premises

3.14.2 Not to store in the Premises (except in properly designated stores or containers and in accordance with the recommendations of the competent authorities) any petrol or other specially inflammable explosive or combustible substance

3.14.3 Not to use the Premises for any noxious, noisy or offensive trade or business nor for any illegal or immoral act or purpose

3.14.4 Not do to anything in the Premises which may be or grow to be a nuisance, annoyance, disturbance, inconvenience or damage to the Landlord or its other tenants or occupiers of the Estate

3.14.5 Not to use the Premises for carrying out any experiments on animals without the written consent of the Landlord and provided that the Landlord shall be entitled to withhold such consent where in its reasonable opinion such use would or might be detrimental to the value of the Premises any neighboring premises or the Estate as a whole

3.14.6 Not to hold in or on the Premises any exhibition public meeting or public entertainment nor to carry on any activity at the Premises which will or may be attended by members of the general public

3.14.7 Not to load or use the floors, walls, ceilings, or structure of the Premises or any building of which they form part so as to cause strain damage or interference with the structural parts, loadbearing framework, roof, foundations, joists and external walls

3.14.8 Not to overload the electrical installation or conducting media serving the Premises nor to do or omit to do anything which may interfere with or which imposes an additional loading on any ventilation, heating, air conditioning or other plant or machinery serving the Premises beyond that which it is designed to take

3.14.9 Not to allow any person to sleep in the Premises nor to use the Premises for residential purposes

3.14.10 Not to permit waste or rubbish to accumulate on the Premises or be deposited on any part of the Estate or any adjoining property and to ensure that all waste and rubbish is placed in dustbins or other suitable containers to be kept within such areas as are provided therefor

3.14.11 Not to place leave or install any articles, merchandise, goods or other things in front of or elsewhere outside the Premises except in such receptacles (if any) as may be provided by the Landlord or external storage compounds approved by the Landlord (such approval not to be unreasonably withheld or delayed)

3.14.12.1 Not to permit the drains to be obstructed by oil grease or other deleterious matter, but to keep thoroughly cleaned the Premises and the drains serving the Premises as often as may be necessary

3.14.12.2 Not to permit any dangerous offensive or deleterious effluent to be discharged into any drains or sewers serving the Premises or any part thereof save small quantities in connection with the Tenant's business and as authorized (whether by license issued to the Landlord or the Tenant or authorized generally without license) by the relevant authority and in accordance with the rules and regulations of that authority

3.14.12.3 Not to discharge quantities of water or soil into the drains or sewers serving the Premises or any part thereof so as to overload the same or the means of disposal thereof

3.14.12.4 To procure the obtaining of all necessary licenses and consents for the discharge of any matter into the drains or sewers serving the Premises and not otherwise than in compliance with such licenses or consents to permit any substance to be discharged into any drains or sewers

3.14.13 Not to load or unload vehicles except in the service areas or loading bays provided for such purpose nor to use any portion of the access roads or service area for the parking of vehicles otherwise than during the course of loading and unloading

3.14.14 To observe and perform or cause to be observed and performed any reasonable rules and regulations from time to time made by the Landlord for the orderly and proper use of the Estate including (without limitation):

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

3.14.14.1 such regulations as the Landlord may make with regard to the use of the Estate Amenities

3.14.14.2 such regulations (if any) relating to security as the Landlord may consider appropriate

3.14.14.3 such codes of practice as the Landlord may reasonably introduce for the environmentally responsible use and occupation of buildings

3.15              ADVERTISEMENTS AND SIGNS

3.15.1 Not to place or display on the exterior of the Premises or on the windows or inside the Premises so as to be visible from the exterior of the Premises any name, writing, notice, sign, illuminated sign, display of lights, placard, poster sticker or advertisement other than:

3.15.1.1 suitable signs of a size and kind first approved by the Landlord or the Landlord's Surveyor (such approval not to be unreasonably withheld or delayed) showing the Tenant's and any subtenant's name and trade;

3.15.1.2 such other notices as the Landlord may in its discretion (exercised reasonably) approve; and

3.15.1.3 the name of the Tenant and any permitted subtenants displayed in any indicator board provided by the Landlord

3.15.2 If any name, writing, notice, sign, placard, poster, sticker or advertisement is placed or displayed in breach of these provisions, to permit the Landlord (following reasonable prior notice) to enter the Premises and remove such name, writing, notice, sign, placard, poster, sticker or advertisement, and to pay to the Landlord on demand the expense of so doing.

3.16              COMPLIANCE WITH STATUTES, ETC

3.16.1 To comply in all respects with the provisions of all statutes for the time being in force and requirements of any competent authority relating to the Premises or anything done in or on them by the Tenant, and to keep the Landlord indemnified against liability in consequence of the Tenant's failure to comply with them Provided that nothing in this clause 3.16.1 shall impose any liability upon the Tenant in respect of any contamination at or under the Premises existing prior to the grant of this Lease or any other pre-existing non-compliance with environmental requirements

3.16.2 To execute with all due diligence (commencing work within two months or sooner if necessary and then proceeding continuously) all works to the Premises for which the Tenant is liable under clause 3.16.1 and of which the Landlord has given notice to the Tenant and, if the Tenant does not comply with this clause 3.16.2 to permit the Landlord to enter the Premises to carry out such works, and to indemnify the Landlord on demand for the expenses of so doing (including surveyors and other professional advisers' fees), such expenses and any Interest on them to be recoverable as if they were rent in arrear

3.16.3 To give notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do or to refrain from doing any act or thing in order to comply with the provisions of this Lease or any duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise

3.17              PLANNING PERMISSIONS

3.17.1 Not without the consent of the Landlord to make any application under the Town and Country Planning Acts, as defined in the Town and Country Planning Act 1990, to any local planning authority for permission to develop, including change of use of, the Premises or for any approval pursuant to the Planning Agreement Provided Always that the Landlord shall not be obliged to give consent where the application involves a change of use of the Premises or a reduction or potential reduction in the developable area of the remainder of the Estate but shall not otherwise unreasonably withhold or delay its consent

3.17.2 To indemnify the Landlord against any development charges, other charges and expenses payable in respect of such applications and to reimburse to the Landlord the costs it may properly incur in connection with such consent.

3.17.3 Forthwith to give to the Landlord full particulars in writing of the grant of planning permission

3.17.4 Not to implement any planning permission or change of use if the Landlord makes reasonable objection to any of the conditions subject to which the planning permission has been granted within fourteen days of receipt of a copy of the written conditions pursuant to clause 3.17.3

3.18              COMPLIANCE WITH TOWN PLANNING AND ENVIRONMENTAL REQUIREMENTS

3.18.1 To perform and observe the requirements of statutes and regulations relating to town and country planning and environmental protection applying to the Premises and all agreements licenses and consents (and conditions attached thereto) granted thereunder which relate to the Premises and to obtain any development or other consent permit or license by reason of the development or manner of use of or on the Premises by the Tenant

3.18.2 To keep the Landlord indemnified against liability by reason of the Tenant's failure to obtain any requisite development or other consent permit or license or in complying with the requirements of statutes and regulations

3.18.3 To give full particulars to the Landlord of any notice, or proposal for a notice, or order or proposal for an order, made given or issued to the Tenant under any statute or regulation relating to town and country planning, environmental protection or otherwise within seven days after the receipt of any such by the Tenant

3.18.4 Forthwith to take all reasonable and necessary steps to comply with any such notice or order

3.18.5 At the request and cost of the Landlord, to make or join with the Landlord in making such objections or representations against or in respect of any proposal for such notice or order as the Landlord may consider expedient provided that the Tenant shall not be required to do so if the Tenant considers that it would be materially detrimental to its business to do so

                  Provided that nothing in this clause 3.18 shall impose any liability upon the tenant in respect of any contamination at or under the Premises existing prior to the grant of this Lease or any other pre-existing non-compliance with environmental requirements

3.19              CLAIMS MADE BY THIRD PARTIES

3.19.1 To keep the Landlord indemnified against liability in respect of any accident, loss or damage to person or property in the Premises

3.19.2 To keep the Landlord indemnified against liability of the Landlord to third parties by reason of breach by the Tenant of its obligations in this Lease

3.20              EXPENSES OF THE LANDLORD

                  To pay to the Landlord on demand all proper expenses (including solicitors' costs, bailiffs' fees and surveyors' and architects' fees) incurred by the Landlord:

3.20.1 incidental to or in proper contemplation of the preparation and service of a schedule of dilapidations during or after the termination of this Lease and/or a notice under section 146 and 147 of the Law of Property Act 1925, even if forfeiture is avoided otherwise than by relief granted by the court;

3.20.2 in the recovery or attempted recovery of arrears of rent or additional rent due from the Tenant; and

3.20.3 in connection with every application for any consent or approval made under this Lease, whether or not consent or approval is given and provided that in the latter case such fees shall also be reasonable

3.21              OBSTRUCTION OF WINDOWS OR LIGHTS AND EASEMENTS

3.21.1 Not to stop up or obstruct any windows of the Premises or any other buildings belonging to the Landlord.

3.21.2 Not to permit any easement or similar right to be made or acquired into against or on the Premises.

3.21.3 Where any such easement or right is or is attempted to be acquired, immediately to give notice of the circumstances to the Landlord, and at the request and cost of the Landlord to adopt such course as it may reasonably require for preventing the acquisition of the easement or right to such easement.

3.22              VALUE ADDED TAX

3.22.1 To pay value added tax on taxable supplies of goods and services made by the Landlord in connection with this Lease, the consideration for which is to be treated as exclusive of value added tax chargeable on the payment.

3.22.2 Where the Landlord is entitled under this Lease to recover from the Tenant the costs of goods and services supplied to the Landlord, but in respect of which the Landlord makes no taxable supply to the Tenant, to indemnify the Landlord against so much of the input tax on the cost for which the Landlord is not entitled to credit allowance under section 26 of the Value Added Tax Act 1994

3.22.3 References in this clause, or elsewhere in this Lease, to value added tax shall include any tax of a similar nature that may be substituted for it

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3.23              NOTICES "TO LET" AND "FOR SALE"

3.23.1 To allow the Landlord or its agents to enter the Premises at any reasonable time following reasonable prior notice:

3.23.1.1 within six months next before the termination of this Lease to fix on the Premises a notice board for reletting the Premises; and

3.23.1.2 to fix on some part of the Premises a notice board for sale of the interest of the Landlord

3.23.2            Not to remove or obscure any such notice board

3.23.3 To permit all persons authorized by the Landlord or its agents to view the Premises at reasonable hours following reasonable notice without interruption in connection with any such letting or sale subject to those entering complying with the Tenant's reasonable requirements relating to such entry necessitated by or having regard to the nature of the Tenant's business

3.24              ENCUMBRANCES

                  To observe and perform the obligations and restrictions contained in the Encumbrances set out in Part 4A of Schedule 1 so far as they relate to the Premises and are capable of being enforced, and to keep the Landlord indemnified against liability for breach of the obligations and restrictions

3.25              REPLACEMENT OF GUARANTOR

                  If at any time any party who shall act as surety for the Tenant's covenants in this Lease shall suffer an event of insolvency as defined in clause 4.1.3 hereof the Tenant in respect of which that party was provided as surety shall notify the Landlord of the same and shall upon request from the Landlord provide a replacement surety reasonably acceptable to the Landlord and who shall enter into covenants with the Landlord substantially in the form of clause 7 of this Lease

4                 PROVISOS

                  THE parties agree to the following provisos:

4.1               PROVISO FOR RE-ENTRY

4.1.1 The Landlord may terminate this Lease by re-entering the Premises (or a part of them) itself or by an authorized agent if:

4.1.1.1 any rent remains unpaid twenty-one days after becoming due for payment (whether or not formally demanded); or

4.1.1.2 the Tenant fails to perform or observe any of its covenants or the conditions in this Lease or allows any distress or execution to be levied on its goods; or

4.1.1.3 an event of insolvency occurs in relation to the Tenant or (where applicable) one of the persons comprising the Tenant or any guarantor of the Tenant unless in the case of an event of insolvency in respect of a guarantor the Tenant procures a replacement guarantor who shall enter into covenants with the Landlord substantially in the form of clause 7 of this Lease within two months of the event of insolvency

4.1.2 Re-entry in exercise of the rights in clause 4. 1.1 does not affect any other right or remedy of the Landlord for breach of covenant or condition by the Tenant occurring before the termination of this Lease

4.1.3 The expression "an event of insolvency" in clause 4.1 .1 includes:

4.1.3.1 (in relation to a company or other corporation which is the Tenant or one of the Tenants or a guarantor) inability of the company to pay its debts, entry into liquidation either compulsory or voluntary (except for the purpose of amalgamation or reconstruction), the passing of a resolution for a creditors winding-up, the making of a proposal to the company and its creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs, the application to the court for an administration order and the appointment of a receiver or administrative receiver; and

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4.1.3.2           (in relation to an individual who is the Tenant or a
                  guarantor) inability to pay or having no reasonable prospect of being able to pay his debts, the presentation of a bankruptcy petition, the making of a proposal to his creditors for a composition in satisfaction of his debts or a scheme of an arrangement of his affairs, the application to the court for an interim order and the appointment of a receiver or interim receiver;

                  and in relation to the various events of insolvency they are wherever appropriate to be interpreted in accordance and in conjunction with the relevant provisions of the Insolvency Act 1986

4.1.3.3 in relation to the Surety bankruptcy receivership insolvency re-organization (except for the purposes of amalgamation or reconstruction) or similar proceedings involving or affecting the Surety

4.2               POWER FOR LANDLORD TO DEAL WITH ADJOINING PROPERTY

4.2.1 The Landlord may deal as it thinks fit with other property adjoining or nearby belonging to the Landlord and may erect or permit to be erected on such property any buildings irrespective of whether they affect or diminish the light or air which may now or at any time be enjoyed by the Tenant in respect of the Premises Provided that the Premises are not rendered unsuitable for the Permitted Use

4.2.2 The Landlord may at all times without obtaining any consent from or making any arrangement with the Tenant alter reconstruct or modify in any way whatsoever or change the use of the Estate or the Common Parts so long as proper means of access to and egress from the Premises are afforded and essential services are maintained at all times

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4.3               ARBITRATION OF DISPUTES BETWEEN TENANTS

                  If any dispute or disagreement at any time arises between the Tenant and the tenants and occupiers of the other parts of the Estate relating to the conducting media serving or easements or rights affecting the Premises or the Estate the dispute or disagreement is to be determined by the Landlord acting impartially by which determination the Tenant shall be bound

4.4               EXEMPTION FROM LIABILITY IN RESPECT OF SERVICES

4.4.1 The Landlord is not to be liable to the Tenant for any loss damage or inconvenience which may be caused by reason of:

4.4.1.1 temporary interruption of services during periods of inspection maintenance repair and renewal;

4.4.1.2 breakdown of or defect in any plant and machinery services or conducting media in the Premises or neighboring or adjoining property; or

4.4.1.3           events beyond the reasonable control of the Landlord

4.4.1.4 any failure to provide any of the services unless such failure shall result from any negligent act or omission on the part of the Landlord

                  Provided that in each case referred to in this clause 4.4.1 the Landlord uses all reasonable endeavors to minimize any loss inconvenience or damage

4.4.2 The Landlord's duty of care to the Tenant's employees agents workpeople and visitors in or about the Estate does not go beyond the obligations involved in the common duty of care (within the meaning of the Occupiers Liability Act 1957) or the duties imposed by the Defective Premises Act 1972

4.5               ACCIDENTS

                  The Landlord is not to be responsible to the Tenant or the Tenant's licensees nor to any other person for any:

4.5.1             accident happening or injury suffered in the Premises; or

4.5.2 damage to or loss of any goods or property sustained in the Building ; or

4.5.3 act or omission of any employee of the Landlord on the Estate where such employee is acting outside the terms of his employment by the Landlord

4.6               COMPENSATION FOR DISTURBANCE

                  The Tenant is not entitled on quitting the Premises to claim from the Landlord any compensation unless and to the extent that any statutory right to compensation precludes the operation of this clause

4.7               REMOVAL OF PROPERTY AFTER DETERMINATION OF TERM

4.7.1 If after the Tenant has vacated the Premises following the termination of this Lease any property of the Tenant remains in the Premises and the Tenant fails to remove it within fourteen days after being requested in writing by the Landlord to do so the Landlord may as the agent of the Tenant sell such property and hold the proceeds of sale after deducting the costs and expenses of removal, storage and sale reasonably and properly incurred by it to the order of the Tenant

4.7.2 The Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property has been sold by the Landlord in the bona fide mistaken belief (which is to be presumed unless the contrary be proved) that it belonged to the Tenant and was liable to be dealt with as such under this clause 4.7

4.8               NOTICES CONSENTS AND APPROVALS

4.8.1 Any notice served under or in connection with this Lease must be in writing

4.8.2 Notices shall be taken to be given unless the contrary be proved:

4.8.2.1 when sent by first class post, on the next working day following posting

4.8.2.2 when sent by document exchange, on the first working day after the day on which it would normally be available for collection by the addressee

4.8.3 Any consent or approval under this Lease is required to be obtained before the act or event to which it applies is carried out or done and is to be treated as effective only if the consent or approval is given in writing

4.9               RIGHTS OF ACCESS OR ENTRY

                  The exercise of all rights of entry on to the Premises by the Landlord or those authorized by the Landlord shall be subject to the following conditions:

4.9.1             reasonable prior notice must be given save in emergency;

4.9.2 the persons so entering must cause as little disturbance and inconvenience as practicable to the Tenant and any sub-tenants;

4.9.3 the persons so entering must comply with the Tenant's reasonable requirements having particular regard to the Tenant's use and business carried on at the Premises;

4.9.4 must make good any damage to the Premises and any fixtures fittings equipment and furnishings to the reasonable satisfaction of the Tenant and/or its sub-tenants as soon as practicable

5                 LANDLORD'S COVENANTS

                  The Landlord covenants with the Tenant that:

5.1               QUIET ENJOYMENT

                  The Tenant paying the rents reserved and performing the Tenant's covenants in this Lease the Tenant may lawfully and peaceably enjoy the Premises throughout the Term without interruption by the Landlord or by any person lawfully claiming through under or in trust for the Landlord

5.2               IN DUTY TO MITIGATE

                  In every circumstance where the Tenant (pursuant to the provisions of this Lease) indemnifies the Landlord against losses claims damages actions and expenses to use all reasonable endeavors to mitigate the same and to notify the Tenant immediately the Landlord becomes aware of any third party claim or action Provided that this clause shall not apply where the Tenant is in breach of the provisions of this Lease

5.3               NOTIFICATION OF INTERRUPTION ETC

                  To give to the Tenant as much notice as reasonably practicable of any change (permanent or temporary) to the Estate Amenities and of any interruption that may arise to services to the Premises through the conducting media

6                 OBLIGATIONS IN SCHEDULES

                  The Landlord and the Tenant mutually covenant to observe and perform their respective obligations and the conditions in the Schedules to this Lease

7                 GUARANTEE PROVISION

7.1               GUARANTEE

7.1.1 The Surety guarantees to the Landlord that the Tenant will pay the rents reserved by and perform and observe all the Tenant's covenants and obligations in this Lease throughout the Term and the Surety will pay and make good to the

                  Landlord on demand any losses damages costs and expenses suffered or incurred by the Landlord by reason of any failure of the Tenant to do so

7.1.2 This guarantee remains in force for so long as and to the extent that the Tenant (in this context meaning the party named as "Tenant" in the Parties clause of this Lease) is not released by law from liability for the Tenant's covenants in this Lease

7.2               NO WAIVER OR RELEASE OF LIABILITY

                  The Surety is not to be released from liability under these provisions by reason of:

7.2.1 any forbearance, the granting of time or any other indulgence on the part of the Landlord including (but without affecting the general operation of this clause 7.2) any granting or extension of time under or varying the procedure set out in
                  Schedule 2 paragraph 5; or

7.2.2 any variation of this Lease whether or not made with the consent of the Surety and the guarantee of the Surety in clause 7.1 is to operate in relation to this Lease as it may be varied from time to time

7.3               SURETY TO ACCEPT NEW LEASE UPON DISCLAIMER

7.3.1 If this Lease is effectively determined by disclaimer the Surety shall, if the Landlord by notice within three months after the date of disclaimer so requires, take from the Landlord a lease of the Premises

7.3.2 The lease to be granted to the Surety under clause 7.3.1 is to be on the following terms:

7.3.2.1 the term is to commence on the date of termination of this Lease and to be equal to the residue of the Term which would have remained unexpired at that date if this Lease had not then been terminated;

7.3.2.2 the Yearly Rent is to be the same as would have been payable under this Lease if it had continued undetermined and if a rent review operative from a review date before the grant of the lease has not been completed the Surety will complete the rent review as if it had been the Tenant under this Lease in order to establish the commencing yearly rent under the lease;

7.3.2.3 the lease is otherwise to be on the same terms and conditions as would have applied under this Lease if it had continued undetermined; and

7.3.2.4 the Surety is to succeed to the rights and assume the liability of the Tenant under this Lease as if the Lease had continued undetermined

7.3.2.5 the Surety is to pay the Landlord's solicitors' charges relating to grant of the lease

7.3.3 If the Landlord shall not require the Surety to take up a lease of the Premises pursuant to clause 7.3.1 the Surety shall nevertheless upon demand pay to the Landlord a sum equal to the rent and all other payments that would have been payable under this lease but for the disclaimer in respect of the period from the date thereof until the earlier of the expiry of six months from that date or the reletting of the Premises by the Landlord (and the expiry of any rent-free period)

8                 EXPERT DETERMINATION

8.1 In this Lease where any issue is required to be dealt with by or submitted for the determination of an independent expert the following provisions of this clause are to apply but in case of conflict with other provisions specifically relating to expert determination elsewhere in this Lease those other provisions are to prevail to the extent of the conflict

8.2 The expert is to be appointed by the parties jointly or if they cannot or do not agree on the appointment appointed by whichever of the following is appropriate:

8.2.1 the President for the time being of the Royal Institution of Chartered Surveyors;

8.2.2 the President for the time being of the Institute of Chartered Accountants in England and Wales

                  or in each such case the duly appointed deputy of the president or other person authorized by him to make appoints in his behalf

8.3 The person so appointed is to act as an expert and not as an arbitrator

8.4 The expert so appointed must afford the parties opportunity within such a reasonable time limit as he may stipulate to make representations to him (accompanied by professional rental valuations reports or other appropriate evidence in the relevant circumstances) and permit each party to make submissions on the representations of the other

8.5 The fees and expenses of the expert including the cost of his nomination are to be borne as the expert may direct (but in the absence of such a direction by the parties in equal shares) but (unless they otherwise agree) the parties will bear their own costs in respect of the determination of the issue by the expert

8.6 If the expert refuses to act becomes incapable of acting or dies the Landlord or the Tenant may require the appointment of another expert in his stead under paragraph 8.2

8.7 The determination of the expert except in case of manifest error is to be binding on the Landlord and the Tenant

9                 GOVERNING LAW

                  This Lease shall be governed by and construed in all respects in accordance with the laws of England and proceedings in connection with it shall be subject (and the parties hereby submit) to the non-exclusive jurisdiction of the English Courts

DELIVERED as a Deed on the date at the head of this Lease


                                   SCHEDULE 1

                                     PART 1

                           DESCRIPTION OF THE PREMISES

The premises known as Unit 15A Granta Park, Abington, Cambridge and shown for identification purposes only edged red on Plan 2

                                     PART 2

                          RIGHTS GRANTED TO THE TENANT

1 The right (in addition to but not in substitution for any rights specifically granted in the following paragraphs) for the Tenant and all persons authorized by the Tenant (in common with the Landlord and others having a similar right) to use the Estate Amenities for all proper purposes in connection with the use and enjoyment of the Premises

2 The free passage and running (subject to temporary interruption for repair alterations or replacement) of water, soil, gas, electricity, telecommunications and other supplies and services to and from the Premises in and through the conducting media that now or at any time during the Term serve the Premises presently laid in on through or under other parts of the Estate

3 A right of way for all purposes reasonably necessary for the use and enjoyment of the Premises for the purposes permitted by this Lease (but not further or otherwise) with or without vehicles over the Estate Roads

4 The right to use [ ] parking spaces in the adjacent parking grove shown edged in green on Plan 2 or in such other appropriate areas as shall be designated from time to time by the Landlord

NOTE THE NUMBER OF CAR PARKING SPACES WITHIN PARKING GROVES WILL DEPEND UPON THE
     FINAL MEASUREMENT OF THE BUILDING AND THE NUMBER OF SPACES INCORPORATED WITHIN THE CURTILAGE OF THE BUILDING

5 The right with or without workmen and on reasonable prior notice (save in emergency) to enter any part of the Estate in order to carry out any repairs or alterations to the Premises or conducting media serving the Premises exclusively that cannot reasonably be carried out without such entry upon the Estate subject to the Tenant causing as little damage or inconvenience as practicable and making good all damage caused to the Estate resulting from the exercise of such rights as soon as reasonably practicable

                                     PART 3

                         RIGHTS RESERVED TO THE LANDLORD


1 The right to the free passage and running of water soil gas electricity telecommunications and other supplies and services to and from other parts of the Estate and any adjoining property through and along any conducting media in over through or under the Premises which now serve or may hereafter during the Term serve also such other parts of the Estate

2 The right to build on or rebuild or alter other parts of the Estate and any adjoining property and in any manner whatsoever and to let the same for any purpose or otherwise deal therewith notwithstanding that the supply of light or air to the Premises is in any such case diminished thereby or any other liberty easement right or advantage other than such as are herein specifically granted belonging to the Tenant is thereby diminished or prejudicially affected Provided that the Premises are not rendered unsuitable for the Permitted Use

3 The right to maintain renew or construct in upon through or over the unbuilt upon parts of the Premises at any time during the Term any conducting media or services for the benefit of other parts of the Estate which it is impractical or uneconomic to route outside the Premises

4 The right at any time during the Term at reasonable times and upon reasonable notice except in cases of emergency to enter (or in cases of emergency to break and enter) the Premises or any part thereof

4.1 to inspect the condition and state of repair of the Premises and to value the same

4.2 to take schedules or inventories of fixtures and other items to be yielded up on the expiry of the Term and

4.3 to exercise any of the rights granted to the Landlord elsewhere in this Lease

4.4 for any other reasonable purpose connected with the Landlord's management and development of the Estate

5 The right with the Surveyor or any third party determining the Yearly Rent in default of agreement between the parties under any provisions for rent review contained in this Lease at convenient hours and on reasonable prior notice to enter and inspect and measure the Premises for all purposes connected with any pending or intended step under the Landlord and Tenant Act 1954 or the implementation of such provisions for rent review

                                     PART 4

                                  ENCUMBRANCES


DATE                  DOCUMENT                       PARTIES

28 August 1996     S106 Agreement      South Cambridgeshire District Council (1)
                                       Barclays Bank plc (2)
                                       The Welding Institute (3)
                                       TWI Estates Ltd (4)

10 June 1998       S106 Agreement      Cambridgeshire County Council (1)
                                       Granta Park Ltd (2)

11 June 1998       Supplemental        Cambridgeshire County Council (1)
                   Agreement           Granta Park Ltd (2)

14 November 1997   Deed of Grant       The Welding Institute (1)
                                       Granta Park Ltd (2)

23 December 1999   Deed of Variation   The Welding Institute (1)
                                       Granta Park Ltd (2)


                                   SCHEDULE 2

                                  RENT REVIEWS

6         The review dates

6.1 The Yearly Rent is to be reviewed on the expiry of the fifth year of the Term and at five yearly intervals thereafter and with effect on and from each such rent review date the reviewed rent (as agreed or determined in accordance with this Schedule) is to become payable as the Yearly Rent reserved by this Lease.

6.2 In this Schedule the expression "the review date" means in relation to each such review of rent the date of review pursuant to paragraph 1

7         Upward only rent reviews

7.1 The reviewed rent payable on and from the review date shall be the greater of:

7.2 the Yearly Rent reserved under this Lease immediately preceding the review date; and

7.3       the Review Percentage of (pound)X

          Where X = (A) x C
                    ---
                    (B)

          and

          A = the market rent for the Hypothetical Premises

          B = 50,000

          C = the Agreed Net Internal Area

8         The market rent

          For the purposes of this Lease, the expression "market rent" means the best yearly rent at which the Hypothetical Premises might reasonably be expected to be let in the open market by a willing landlord to a willing tenant after the expiry of a rent free period of such length as would be allowed for fitting out and for the receipt of such other inducements in lieu thereof as would be negotiated in the open market and on the assumption if not a fact, that:

8.1       the letting is:

8.1.1     with vacant possession;

8.1.2 or a term being the greater of the residue of the Term or ten years from the review date having a rent review in the same terms as this Lease at the expiry of each period of five years throughout the term;

8.1.3     without the payment of a premium by the willing tenant;

8.1.4 subject to terms similar to those of this Lease, other than the length of the term and the amount of rent, but including these provisions for rent review amended to exclude the reference to the Review Percentage;

8.2       the Hypothetical Premises:

8.2.1     are ready for occupation and immediate use by the willing tenant;

8.2.2 are in a state of full repair and the covenants of the Tenant and the Landlord in this Lease have been fully observed and performed; and

8.2.3 may lawfully be used for any purpose permitted by this Lease and/or as varied or extended by any license granted by the Landlord to the Tenant

8.2.4 have the benefit of all such rights as are granted by this lease and (to the extent that the value of the Hypothetical Premises is increased thereby) any licenses waivers and consents granted to the Tenant

8.3 in case the Premises have been destroyed or damaged the Hypothetical Premises have been fully reinstated (or rendered fit for use and occupation);

8.4 there is not in operation any statute order or instrument, regulation or direction which has the effect of regulating or restricting the amount of rent that the Landlord may collect or which may be chargeable in respect of the Hypothetical Premises;

8.5 the willing Tenant and anyone who may become the Tenant is a taxable person who makes only taxable supplies and no exempt supplies (words and expressions used in this paragraph 3.5 having the meanings assigned to them respectively in the Value Added Tax Act 1994 and the regulations made under that Act) and that demand for the Hypothetical Premises on the open market would not be reduced by reason of the Landlord having elected to waive exemption from value added tax in respect of them

9         Matters to be disregarded

          In agreeing or determining the market rent the effect upon it of the following matters are to be disregarded in so far as they may relate to the Hypothetical Premises:

9.1       the occupation of the Premises by the Tenant;

9.2 any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant;

9.3 any improvements to the Premises made by the Tenant (whether before or after the date of this Lease) with the consent of the Landlord other than those:

9.3.1     made in pursuance of an obligation to the Landlord;

9.3.2 completed by the Tenant more than twenty-one years before the review date; or

9.3.3 for which the Landlord has made a financial contribution (save in case of the Tenant's Fit Out Works);

9.4       the Tenant's Fit Out Works

9.5 any works carried out by the Tenant which has diminished the market rent; and

9.6 all references to the Review Percentage and in this paragraph 4 reference to "the Tenant" includes any predecessors-in-title of the Tenant and any sub-tenants of the Premises or part thereof

9.7 any additional bid which may be made by a prospective tenant with a special interest

10        Procedure for determination of market rent

10.1 The Landlord and the Tenant shall endeavor to agree the market rent, and may do so at any time (not being earlier than twelve months before the review date), but if they have not agreed the market rent three months before the review date the amount of the market rent shall be determined by reference to an arbitrator ("the Surveyor")

10.2 The Surveyor shall be nominated by the Landlord and the Tenant jointly, but, if they cannot agree or do not do so, then he shall be nominated by the President for the time being of the Royal Institution of Chartered Surveyors on the application either of the Landlord or of the Tenant.

10.3 The reference to and award of the Surveyor shall be governed by the Arbitration Act 1996

10.4 The Surveyor must be a chartered surveyor having not less than five years' experience of leasehold valuation of property similar to the Hypothetical Premises and of property in the same region in which the Premises are situated

10.5 If the Surveyor refuses to act, becomes incapable of acting or dies, the Landlord or the Tenant may require the appointment of a substitute to be nominated in the same manner as provided in paragraphs 5.1 and 5.2

10.6 If either party shall fail to pay its share of the Surveyor's fees and expenses within seven days of the same having been demanded the other party shall be entitled to pay such share and recover the cost from the defaulting party as a debt due on demand

11        Time limits

          Time is not of the essence in agreeing or determining the reviewed rent or appointing the Surveyor and delay in commencement of negotiations pursuant to paragraph 5.1 or nomination of the Surveyor pursuant to paragraphs 5.1 and 5.2 shall not in any way prejudice the right to have a rent review

12        Rental adjustments

12.1 If the market rent has not been agreed or determined in accordance with the provisions of this Schedule before the review date, then, until the market rent has been so agreed or determined, the Tenant will continue to pay on account rent at the rate of yearly rent payable immediately before the review date.

12.2 The Tenant will pay to the Landlord within seven days after the time that the market rent has been agreed or determined all arrears of the reviewed rent which have accrued in the meantime, with interest at the base rate of Lloyds TSB Bank PLC from time to time on each of the installments of the arrears from the time that it would have become due if the market rent had then been agreed or determined until payment becomes due from the Tenant to the Landlord under this paragraph 7.2

13        Memorandum of rent review

          The parties will cause a memorandum of the reviewed rent duly signed by the Landlord and the Tenant to be endorsed on or securely annexed to this Lease and the counterpart of this Lease

                                   SCHEDULE 3

                              INSURANCE PROVISIONS


1         INSURED RISKS

1.1 "Insured Risks" means the risks and other contingencies against which the Premises, or (where applicable) any building of which they form part, are required to be or are from time to time insured under this Lease, but subject to any exclusions limitations and conditions in the policy of insurance.

1.2 Insured Risks shall (subject to paragraph 1.3) include fire, lightning, explosion, storm, tempest, flood, bursting and overflowing of water tanks apparatus or pipes, earthquake, aircraft (but not hostile aircraft) and other aerial devices dropped from aircraft, riot and civil commotion, malicious damage terrorism and such other risks as the Landlord may consider it prudent to insure.

1.3 If a risk or contingency itemized, or otherwise included, as an Insured Risk, can no longer be insured or can only be insured at an uneconomic rate, the risk or contingency shall cease to be treated as an Insured Risk from the time that cover is withdrawn and the Landlord has notified the Tenant of its withdrawal.

2         TENANT'S LIABILITY FOR INSURANCE PREMIUMS

2.1 The Tenant will pay to the Landlord within fourteen days of demand the Insurance Premiums incurred by the Landlord or (where applicable) the due proportion of the Insurance Premiums

2.2 "Insurance Premiums" means all monies expended, or required to be expended, by the Landlord in affecting and maintaining cover against loss resulting from the Insured Risks including:

2.2.1     three years' loss of rent in respect of the Premises;

2.2.2 such professional fees as may be incurred in connection with rebuilding or reinstatement;

2.2.3     the costs of demolition, shoring up, and site clearance works;

2.2.4     third party and public liability risks; and

2.2.5     the costs of reinstatement of damage to the Premises

2.2.6     value added tax liability on such items (where applicable)

2.3 The insurance cover shall take into account cover for the effects of inflation and escalation of costs and fees, and the Landlord's estimate of the market rent of the Premises (as defined in Schedule 2) in the context of ensuing rent reviews and the termination of the Lease

3         TENANT'S OBLIGATIONS IN RELATION TO INSURANCE COVER

3.1 The Tenant will not do anything which may render void or voidable the insurance of the Landlord on the Premises or any neighboring or adjoining premises or which may cause insurance premiums to be increased.

3.2 The Tenant will provide efficient fire extinguishers of a type approved by the Landlord, and will adopt such other precautions against Insured Risks as the Landlord or its insurers may consider appropriate and/or as may be required by any competent authority

3.3 If the insurance of the Landlord is vitiated in whole or in part in consequence of an act or omission of the Tenant, persons occupying or enjoying the use of the Premises through or under the Tenant, or their respective employees workmen agents or visitors, the Tenant will pay to the Landlord on demand a sum equal to the amount of the insurance monies which have become irrecoverable in consequence of that act or omission

3.4 The Tenant may not insure the Premises for any of the Insured Risks in such a manner as would permit the insurer of the Landlord to average the proceeds of insurance or cancel insurance cover

3.5 The Tenant will notify the Landlord forthwith of the occurrence of damage to the Premises by any of the Insured Risks

3.6 If the Premises are damaged by Insured Risks, the Tenant will pay to the Landlord on demand the amount of any uninsured excess to which the insurance cover of the Landlord is subject or (where applicable) the due proportion of such excess

3.7 Save where payment is made pursuant to paragraph 3.3 hereof the obligations of the Tenant to repair and to yield up in repair the Premises are to remain operative to the extent that the insurance of the Landlord in respect of Insured Risks is vitiated or insurance monies are withheld by reason of an act or omission of the Tenant, persons occupying or enjoying the use of the Premises through or under the Tenant, or their respective employees workmen agents or visitors, but do not otherwise operate in respect of damage to the Premises by Insured Risks

4         LANDLORD'S OBLIGATION TO INSURE AND REINSTATE

4.1 The Landlord will keep the Premises insured with an insurer of repute against Insured Risks and other items referred to in paragraph 2.2 for the full cost of reinstatement, subject to such uninsured excess as the insurer may reasonably apply

4.2 Following the occurrence of damage to or destruction of the Premises by an Insured Risk, the Landlord will diligently apply, or procure the application of, the proceeds of the insurance covering reinstatement and rebuilding costs for those purposes, and will make any deficiency in the proceeds of the insurance out of its own resources

4.3       The obligations of the Landlord in paragraph 4.2 do not apply:

4.3.1 if the Landlord is unable, after using its reasonable endeavors to do so, to obtain any requisite planning permission or other consents for the reinstatement of rebuilding of the Premises or of a building of similar size character and amenity; or

4.3.2 if the Landlord's insurance is vitiated by reason of an act or omission of the Tenant, persons occupying or enjoying the use of the Premises through or under the Tenant or their respective employees workmen agents or visitors

4.4 Where the Premises are substantially damaged or destroyed, the Tenant may not object to the reinstatement or rebuilding of the Premises in a form which is not identical to the Premises immediately before the damage or destruction occurred if the Premises as reinstated or rebuilt are of equivalent or better standard, and afford amenities which are not inferior to or materially different from those enjoyed by the Tenant before the occurrence of the damage or destruction

5         LANDLORD'S OBLIGATIONS IN RELATION TO INSURANCE

5.1 The Landlord will use its reasonable endeavors to procure that its insurers waive entitlement to rights of subrogation against the Tenant, persons occupying or enjoying the use of the Premises through or under the Tenant, and their respective employees workmen agents or visitors

5.2 The Landlord will notify its insurers of the Tenant's interest in the Premises and, if practicable, have it noted on the policies of insurance

5.3 The Landlord will provide the Tenant with a copy of its insurance policies (or other evidence of the conditions of insurance) on the Premises, and at the request of the Tenant with a receipt for the payment of the last premium or other evidence of renewal and up-to-date details of the amount of cover

5.4 The Landlord will promptly notify the Tenant of any changes in its insurance cover or of the terms on which cover has been effected

5.5 The Landlord may retain for its exclusive benefit any discount on the insurance premiums or commission offered to it by its insurer

6         SUSPENSION OF RENT

6.1 Paragraph 6.2 applies if the Premises are at any time during the Term so damaged by an Insured Risk as to render the Premises or any part of them unfit for occupation use or enjoyment, except in the circumstances referred to in paragraph 4.3.2

6.2 The rent and additional rent reserved by this Lease, or a fair proportion of them according to the nature and extent of the damage sustained, is to be suspended and cease to be payable until the Premises (excluding fitting out works and replacement of contents) have been reinstated and made fit for occupation use and enjoyment or, if earlier, until the expiry of three years from the occurrence of the damage

6.3 A dispute as to the amount of the abatement of the rent or the duration of the period of abatement is to be submitted to an independent expert

7         OPTIONS TO DETERMINE

7.1 If for any reason beyond the control of the Landlord it proves impossible or impracticable to commence rebuilding or reinstatement of the Premises within two years of the occurrence of the damage by an Insured Risk, the Landlord may terminate this Lease by giving to the Tenant written notice to that effect

7.2 If the rebuilding or reinstatement of the Premises has not been commenced within two years after the occurrence of the damage by an Insured Risk or has not been completed within three years of such damage, the Tenant may give written notice to the Landlord of intention to terminate this Lease

7.3 The termination of this Lease under this paragraph 7 is not to affect any liability which has accrued at any time before the time of termination

8         RETENTION OF INSURANCE PROCEEDS

          On the termination of this Lease under paragraph 7, or if this Lease is terminated by the operation of the doctrine of frustration, the Landlord may retain for its exclusive benefit the proceeds of insurance.

                                   SCHEDULE 4

                            SERVICE CHARGE PROVISIONS

                                 PART I GENERAL

9         TENANT'S LIABILITY TO PAY SERVICE CHARGE

          The Tenant will pay to the Landlord by way of additional rent the due proportion (as defined below) of the total cost ("service charge") properly incurred by the Landlord in any service charge period beginning or ending during the Term in providing the services specified in Sections 2 and 3 of this Schedule and defraying the costs and expenses relating and incidental to such services together with the costs set out in Section 4 of this Schedule.

10        DEFINITION OF "DUE PROPORTION"

10.1 In this Schedule the expression "due proportion" means in relation to the service charge the proportion which is attributable to the Premises

10.2 The due proportion is to be a fair proportion and calculated primarily by reference to the ratio of the gross external area (as defined in the Measuring Code) of the Premises to the gross external area at any relevant time of the buildings forming part of the Estate (excluding for these purposes the buildings forming part of the Estate Amenities but including the Premises) Provided that for the purposes of such calculation during the first five years of the Term the gross external area of the buildings on the Estate shall be assumed to be no less than 550,000 sq. ft and Provided Further that during the first year of the Term the due proportion payable by the Tenant shall not exceed a sum equivalent to(pound)0.50 per square foot of gross external area

10.3 If such comparison is inappropriate having regard to the nature of any expenditure incurred or the premises benefited by the expenditure or otherwise, the Landlord is at liberty in its discretion to adopt such other method of calculation of the due proportion of such expenditure (or item of expenditure) to be attributed to the Premises as may be fair and reasonable in the circumstances including if appropriate the attribution of the whole of such expenditure to the Premises

11        ADVANCE PAYMENT ON PRELIMINARY BASIS

11.1 The due proportion of the service charge is to be discharged by means of advance payments to be made on the same days upon which rent is payable under this Lease and by such additional payments as may be required under paragraphs 4 and 5

11.2 The amount of each advance payment is to be such amount as the Landlord may reasonably determine as likely to be equal in the aggregate to the due proportion of the service charge for the relevant service charge period and which is notified to the Tenant at or before the time when the demand for an advance payment is made

11.3 For the purpose of this Schedule "service charge period" means the period of twelve months from 1 October to 30 September in each year (or such other period as the Landlord may from time to time determine)

11.4 The service charge is to be treated as accruing on a day-to-day basis in order to ascertain yearly rates and for the purposes of apportionment in relation to periods other than of one year

12        SERVICE CHARGE ACCOUNTS AND ADJUSTMENTS

12.1 The Landlord will as soon as may be practicable after the end of each service charge period submit to the Tenant a statement duly certified (if so requested) by the Landlord's accountant or surveyor giving a proper summary of the service charge for the service charge period just ended

12.2 If the due proportion of the service charge as certified is more or less than the total of the advance payments (or the grossed-up equivalent of such payments if made for any period of less than the service charge period), then any sum due to or payable by the Landlord by way of adjustment in respect of the due proportion of the service charge is forthwith to be paid or allowed as the case may be

12.3 The provisions of this paragraph are to continue to apply notwithstanding the termination of this Lease in respect of any service charge period then current

12.4 The Tenant is entitled to inspect and (at the Tenant's cost) take copies of the service charge records and the invoices receipts estimates and vouchers of the Landlord at such location as the Landlord may reasonably appoint for the purpose during normal working hours on weekdays

13        EXCEPTIONAL EXPENDITURE

13.1 If the Landlord is required during any service charge period to incur heavy or exceptional expenditure which forms part of the service charge, the Landlord is to be entitled to recover from the Tenant the due proportion of the service charge representing the whole of that expenditure on the quarter day next following

13.2 If funds collected by way of advance payments of service charge prove insufficient to meet an immediate liability, (and there is no reserve fund available, or which may be applied, to meet the liability, and the circumstances arose otherwise than as mentioned in paragraph 9.1) the Landlord is to be entitled to borrow monies for the purpose from reputable banks at commercially competitive rates of interest, and the interest payable on the borrowing shall be recoverable as an item of the service charge

14        SINKING FUNDS AND RESERVES

14.1 With a view to securing so far as may reasonably be practicable that the service charge should be progressive and cumulative rather than irregular and that tenants for the time being shall bear a proper part of accumulating liabilities which accrue in the future the Landlord is entitled to include as an item of service charge for any service charge period an amount which the Landlord reasonably determines is appropriate to build up and maintain a sinking fund and a reserve fund in accordance with the principles of good estate management

14.2 Any such sinking fund is to be established and maintained on normal commercial principles for the renewal and replacement of plant machinery and equipment

14.3 Any such reserve fund is to be established and maintained to cover prospective and contingent costs of carrying out repairs decoration maintenance and renewals and of complying with statutes by-laws regulations of all competent authorities and of the insurers in relation to the use occupation and enjoyment of the Estate

15        ADVANCE PAYMENTS DEPOSIT ACCOUNT

15.1 This paragraph applies to such part of the monies ("relevant monies") paid by the Tenant and other tenants and occupiers of the Estate by way of service charge as for the time being has not been disbursed in payment of the costs and expenses of providing services

15.2 The Landlord will keep the relevant monies in a separate trust account until and to the extent that they may be required for disbursement then or in the then immediate future in payment of the costs and expenses of providing services

15.3 Interest earned upon such account (less any tax payable) is to be credited to the account at regular rests in each year

15.4 Until actual disbursement the relevant monies are to be held by the Landlord for the benefit of the tenants and occupiers of the Estate as a class but on the basis that no tenant shall be entitled to receive payment of any part thereof upon the termination of its lease

16        LANDLORD'S PROTECTION PROVISIONS

          The Tenant is not entitled to object to the service charge (or any item comprised in it) or otherwise on any of the following grounds:

16.1 the inclusion in a subsequent service charge period of any item of expenditure or liability omitted from the service charge for any preceding service charge period;

16.2 an item of service charge included at a proper cost might have been provided or performed at a lower cost; or

16.3 disagreement with any estimate of future expenditure for which the Landlord requires to make provision so long as the Landlord has acted reasonably and in good faith and in the absence of manifest error; or

16.4 the manner in which the Landlord exercises its discretion in providing services so long as the Landlord acts in good faith and in accordance with the principles of good estate management; or

16.5 the employment of managing agents to carry out and provide on the Landlord's behalf services under this Part of this Schedule

17        VACANT PARTS OF THE ESTATE AND ACTIONS BY THE LANDLORD

17.1 The due proportion of the service charge may not be increased or altered by reason only that at any relevant time any building or buildings forming part of the

          Estate may be vacant or be occupied by the Landlord or that any other tenant or occupier may default in payment of, or be required to pay less than, the due proportion of the service charge attributable to that part

17.2 The Landlord shall not recover or seek to recover from the Tenant whether as part of the service charge or otherwise any costs incurred in the remedying of any defects in the Estate Amenities or of any want of repair caused by any such defect where such costs are recoverable from any other party nor any costs incurred in connection with any upgrade of electricity supply to the Estate as a result of the initial construction and occupation of any building thereon.

17.3 If the Landlord is entitled to recover monies representing expenditure which has been or which would otherwise fall to be included in the service charge, the Landlord shall use all reasonable endeavors to recover the same and will set off or credit such monies against the service charge accordingly

18        SERVICE CHARGE TO EXCLUDE TENANTS' LIABILITIES

          There is to be excluded from the items comprising the service charge any liability or expense for which the Tenant or other tenants or occupiers of premises within the Estate may individually be responsible under the terms of the tenancy or other arrangement by which they use or occupy such premises

19        MANAGEMENT CHARGES

          The Landlord is entitled to include in the service charge:

19.1 a reasonable fee for the provision of services where these are managed or supplied directly by the Landlord but not exceeding 15% of the service charge;

19.2 the proper cost of employing managing agents for the carrying out and provision of services under this Schedule not exceeding 10% of the service charge or when aggregated with fees referred to in paragraph
          11.1 hereof 15%; and

19.3 the reasonable fees of the accountants or auditors for auditing the service charge or providing other services in connection with the service charge

20        THE LANDLORD'S OBLIGATION TO PROVIDE SERVICES

20.1 Subject to the payment of the due proportion of the service charge by the Tenant in the manner required and at the time required under this Lease and to the following provisions of this paragraph, the Landlord will provide the services specified in Part 2 of this Schedule and may provide the services specified in Part 3 of this Schedule

20.2 The Landlord is not to be liable to the Tenant for failure to provide any services in Part 2 of this Schedule to the extent that the Landlord is prevented from doing so by Insured Risks and other such perils, accident, strikes, lockouts of workmen or other cause beyond the Landlord's control Provided that the Landlord uses all reasonable endeavors to restore the services as soon as possible

20.3 The Landlord is not under any obligation to the Tenant to provide or to continue the provision of the services specified in Part 3 of this Schedule and may in its absolute discretion following reasonable prior notice to the Tenant vary extend alter or add to such services if the Landlord considers that by so doing the amenities in the Estate may be more efficiently conducted

                  PART 2 ESSENTIAL SERVICES AND HEADS OF CHARGE

21 The provision and carrying out by or on behalf of the Landlord of such services as are in the reasonable opinion of the Landlord:

21.1 Necessary for the maintenance repair upkeep renewal insurance management cleanliness of and (where applicable) the reasonable and necessary replacement of:

21.1.1 Items of plant and equipment and their constituent parts comprised in the Estate

21.1.2    The conducting media in or under or otherwise serving the Estate

21.1.3    The Estate Amenities or

21.2 Required for the provision of such security arrangements for the Estate including (without limitation) the engagement of security officers and services as is in the interests of good estate management

22 The insurance of the Estate Amenities against third party liabilities and such other risks as the Landlord considers reasonable in the interests of good estate management

23 Providing or procuring the provision of the following services to the extent necessary or desirable for the benefit of the tenants of the Estate and in the interests of good management:

23.1      Lighting of the Estate Amenities

23.2 The cultivation and planting of any planted or grassed areas of the Estate Amenities together with the maintenance repair and cultivation of any water feature at any time within the Estate Amenities

23.3      The provision of nameboards and signs on the Estate

                PART 3 DISCRETIONARY SERVICES AND HEADS OF CHARGE

1. The provision of fire alarm and prevention and fire fighting equipment and water and fire hydrants on any part of the Estate

2. The provision of such traffic control measures as the Landlord reasonably considers to be appropriate in the interests of good estate management

3. The maintenance and provision of suitable refuse facilities within the Estate Amenities and the collection and removal of refuse

4. The provision of such other services or amenities for the benefit of the tenants owners and occupiers of the Estate as the Landlord reasonably considers to be appropriate in the interests of good estate management

              PART 4 COSTS TO BE INCLUDED WITHIN THE SERVICE CHARGE

1. All rates taxes and other outgoings (including electricity gas and telephone and telecommunication charges) payable by the Landlord in respect of the Estate Amenities

2. The expenses of complying with all statutory requirements and the requirements of any competent authority in respect of the Estate Amenities

3. The cost of insuring against the Insured Risks such parts of the Estate Amenities as the Landlord considers prudent and in the interests of good estate management but excluding costs which are recoverable pursuant to Schedule 3 hereof

4. The expenses of preparing making and recovering any insurance claim in respect of the Estate Amenities including the fees of any loss adjuster and assessor and the cost of obtaining any valuation for the purpose of assessing the value for insurance of the Estate Amenities not more than once in every two years and provided that such expenses shall not be recoverable pursuant to Schedule 3 hereof

5. The cost of taking of all steps reasonably deemed desirable or expedient by the Landlord for complying with making representatives against or otherwise contesting the incidence of the provision of any regulation bye law notice legislation order or statutory requirements relating to town planning public health highways street drainage or other matters relating or alleged to relate to the Estate or any part of it

6. The cost of any irrecoverable value added tax charged in respect of any of the items forming part of the service charge

7. Subject to the provisions of paragraph 5.2 of Part I of this Schedule any interest charges incurred on expenditure not covered by advance payments of the service charge

8. Subject to the provisions of paragraph 11 of Part I of this Schedule the proper fees and expenses payable to managing agents contractors surveyors valuers; architects engineers accountants solicitors and other professional persons in connection with the general management of the Estate and/or maintenance thereof and the payment of all proper fees charges salaries expenses and commissions payable to them including the payment of the fees and expenses incurred by the Landlord in preparing accounts of the service charge for each year and having such accounts audited by an accountant

9. Subject to the provisions of paragraph 11 of Part I of this Schedule the payment of a proper annual management charge in respect of the management of the Estate and the collection of the rents and other sums due to the Landlord but excluding costs incurred as a result of any tenant's default

10. The cost of the supply of electricity gas oil or other fuel for the provision of the services and for all purposes in connection with the Estate Amenities together with the cost of reading meters and assessing any such charges

11. The amount which the Landlord shall be called upon to pay as a contribution towards the cost of repairing maintaining rebuilding or cleansing any ways roads pavements structures conducting media party walls or fences or anything which may be used by the Estate in common with any other land near to or adjoining the same

12. All other costs and expenses reasonably and properly incurred in the general maintenance and management of the Estate for the benefit of the tenants owners and occupiers thereof from time to time and in accordance with the principles of good estate management

                                   SCHEDULE 5

                     PART I FORM OF GUARANTEE ON ASSIGNMENT

24        GUARANTEE

24.1 The Guarantor[s] jointly and severally] guarantee[s] to the Landlord that the Tenant will pay the rents reserved by and perform and observe all the Tenant's covenants in this Lease throughout the Term and the Guarantor[s] will pay and make good to the Landlord on demand any losses damages costs and expenses suffered or incurred by the Landlord by reason of any failure of the Tenant to do so

24.2 This guarantee is to take effect immediately on the assignment of the Lease to the Tenant and is to remain in force for so long as and to the extent that the Tenant is not released by law from liability for the Tenants covenants in the Lease

24.3 In the context of these guarantee provisions, references to the Tenant are to the assignee only (in its capacity as Tenant) with respect to whom the guarantee is given

25        NO WAIVER OR RELEASE OF LIABILITY

          The Guarantor[s] is not to be released from liability under these provisions by reason of:

25.1 any forbearance the granting of time or any other indulgence on the part of the Landlord, including (but without affecting the general operation of this paragraph 2) any granting or extension of time under or varying the procedure set out in Schedule 2, paragraph 5; or

25.2 any variation of this Lease, whether or not made with the consent of the Guarantor[s], and the guarantee of the Guarantor[s] in paragraph 1 is to operate in relation to this Lease as it may be varied from time to time

26        GUARANTOR[S] TO ACCEPT NEW LEASE UPON DISCLAIMER

26.1 If this Lease is effectively determined by disclaimer, the Guarantor[s] shall, if the Landlord by notice within three months after the date of determination so requires, take from the Landlord a lease of the Premises

26.2 The lease to be granted to the Guarantor[s] under paragraph 3.1 is to be on the following terms:

26.2.1 the term is to commence on the date of termination of this Lease and to be equal to the residue of the Term which would have remained unexpired at the date if this Lease had not then been terminated

26.2.2 the yearly rent is to be the same as would have been payable under this Lease if it had continued and, if a rent review operative from a review date before the grant of the lease has not been completed, the Guarantor[s] will complete the rent review as if it had been the Tenant under this Lease in order to establish the commencing yearly rent under the lease

26.2.3 the lease is otherwise to be on the same terms and conditions as would have applied under this Lease if it had continued undetermined; and

26.2.4 the Guarantor[s] [is] [are] to succeed to the rights and assume the liability of the Tenant under this Lease as if the Lease had continued undetermined

26.2.5 the Guarantor[s] [is] [are] to pay the Landlord's solicitors' charges relating to the grant of the lease

26.3 If the Landlord shall not require the Guarantor to take up a lease of the Premises pursuant to clause 3.1 the Guarantor shall nevertheless upon demand pay to the Landlord a sum equal to the rent and all other payments that would have been payable under this lease but for the determination or disclaimer in respect of the period from the date thereof until the expiry of six months from that date or until the Premises have been relent by the Landlord (and any rent-free period has expired) whichever shall first occur

             PART 2 CRITERIA TO BE SATISFIED BY A PROPOSED ASSIGNEE

26.4 The proposed assignee is to be of required status, meaning that at the time that the application for the consent of the Landlord to the proposed assignment is made all the following criteria are met:

26.5 Its financial standing is in the reasonable opinion of the Landlord sufficient to enable it to perform the current and future obligations on the part of the Tenant under this Lease and if the Tenant disputes the Landlord's opinion then the matter shall be referred to the determination of an independent expert

26.6 The release by law of the Tenant from the Tenant's covenants in this Lease and the vesting of this Lease in the proposed assignee would not result in a diminution in the capital value of the reversion to this Lease of more than 0.5%:

26.6.1 the Landlord is entitled to withhold consent to the proposed assignment on this ground if in its opinion, this would be the case, but

26.6.2 the Tenant may object to the Landlord's decision and require the issue to be submitted to an independent expert.

27 The proposed assignee will be of required status if it is able to procure a surety who meets the criteria in paragraph 1 above and who enters into a direct covenant with the Landlord in the license to assign in the terms set out in Part 1 of this Schedule

28 A UK Government department, nationalized industry or public utility company to which the Tenant proposes to assign this Lease is to be treated as being of required status

                                   SCHEDULE 6

                           THE TENANT'S FIT OUT WORKS

            [TO INCORPORATE THE SCHEDULE OF TENANT'S FIT OUT WORKS AS
             AGREED PURSUANT TO CLAUSE 3 OF THE AGREEMENT FOR LEASE]

                                   SCHEDULE 7

                              ASSUMED SPECIFICATION

                         MILLENNIUM PHARMACEUTICALS LTD
                               PLOT 15 DEVELOPMENT

                              ASSUMED SPECIFICATION

                                                                      30/01/2001

A.       INTRODUCTION

This schedule describes the specification of the hypothetical premises that will provide the basis for rent review for Millennium Pharmaceuticals Ltd development on Plot 15 of Granta Park.

The hypothetical premises comprise a two-story office building of commercial quality, located on Plot 15 of Granta Park (see Plan 2 for location). The premises should be assumed to have been completed in November 2002.

The hypothetical premises have two cores, each served by a lift and male and female toilets. The reception area will comprise 1,100 sq. ft and the offices 48,900 sq. ft. These areas are net internal areas measured in accordance with the code of measuring practice (4th edition) published by the Royal Institution of Chartered Surveyors.

The detailed hypothetical specification is set out in three further parts below, each part dealing respectively with:

i)        External and internal finishes; and

ii)       Key design parameters.

B.        EXTERNAL FINISHES

External finishes will conform with the Granta Park Design Guide (wherever referred to this means the edition in force on 26/01/2001).

The building will be clad in coated aluminum (Luxalon Quadroclad system) incorporating areas of stone or brick with windows and feature curtain walling.

Parking areas will be permeable block paving to both roadways and parking bays.

Footpaths will be bound gravel.

Islands will be grassed and planted with trees.

External lighting will be in accordance with Granta Park Design Guide.

C.        INTERNAL FINISHES

ENTRANCE AREAS
Floor:                       Natural stone with recessed entrance mat.
Walls:                       Emulsion paint on plaster or dry lining.
Skirtings and architraves:   Stained hardwood.
Doors:                       Fire rated self closing solid core maple veneered
                             leaves with matching solid sectioned door frames
                             and architraves.
Ironmongery:                 Brushed stainless steel from the D-line range by
                             Allgoods or similar.
Ceilings:                    Demountable suspended metal system.
Reception desk:              Bespoke maple finish reception desk or similar.

TOILETS
Floors:                      Domus G800 matt 300 x 300 x 9 tiles, or similar,
                             with coved edging.
Walls:                       Eggshell paint on plastered blockwork or concrete;
                             surface fixed mirrors.
Doors:                       Fire rated self closing solid core maple veneered
                             leaves with matching solid sectioned door frames
                             and architraves.
Ironmongery:                 Brushed stainless steel from the D-line range by
                             Allgoods or similar.
Ceilings:                    Demountable suspended metal system.
Sanitary Ware:               White Armitage Shanks or similar, basins to have
                             tile spashbacks.
Ancillary:                   Soap dispensers, hand driers, toilet roll holders.
OFFICES
Floors:                      Hewetson RMG (fully metal encased) or similar
                             raised floor system; 600 x 600 medium grade carpet
                             tiles.
Walls:                       Emulsion painted plaster or dry lining.
Skirtings and window         Stained hardwood.
boards:
Ceiling:                     Demountable suspended metal system.
MAIN STAIRS
Floor:                       Natural stone at ground floor level; carpet tiles
                             with nosings on treads and landings.
Walls:                       Emulsion paint on dry lining or plastered
                             blockwork.
Ceiling: :                   Demountable suspended metal system.
Doors:                       Fire rated self closing solid core maple veneered
                             leaves with matching solid sectioned door frames
                             and architraves.
Ironmongery                  Brushed stainless steel from the D-line range by
                             Allgoods or similar.


D.       Key Design Parameters

--------------------------------------------------------------------------------
                                                 Proposed Design Parameter
--------------------------------------------------------------------------------
KEY DESIGN PARAMETERS
--------------------------------------------------------------------------------
Site Density (% of site area)                    40%
--------------------------------------------------------------------------------
Parking (per ms GEA)                             1:24
--------------------------------------------------------------------------------
Landscaping (% of site area)                     25%+/-
--------------------------------------------------------------------------------
Floor plate efficiency (NINGIA %)                89%
--------------------------------------------------------------------------------
Building plan depth (m)                          15.0
--------------------------------------------------------------------------------
Column grid (m)                                  7.5
--------------------------------------------------------------------------------
Planning grid (m)                                1.5 x 1.5
--------------------------------------------------------------------------------
Occupancy for means of escape (person:ms)        1:6
--------------------------------------------------------------------------------
CORE ELEMENTS
--------------------------------------------------------------------------------
WC provision (per ms GIA)                        To Building Regs at Jan 2001
--------------------------------------------------------------------------------
male/female ratio                                50/50%
--------------------------------------------------------------------------------
LIFTS
--------------------------------------------------------------------------------
Passenger lifts calcs (per ms GIA)               1:14
--------------------------------------------------------------------------------
Size                                             13 person
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BUILDING SECTION
--------------------------------------------------------------------------------
Ceiling/lighting zone (mm o/a)                   100 o/a
--------------------------------------------------------------------------------
Services zone (mm o/a)                           500 o/a
--------------------------------------------------------------------------------
Ceiling void (mm o/a)                            600
--------------------------------------------------------------------------------
Floor to ceiling height (mm)
--------------------------------------------------------------------------------
Office areas                                     2700
--------------------------------------------------------------------------------
WC'S                                             2400
--------------------------------------------------------------------------------
Reception                                        2700
--------------------------------------------------------------------------------
Raised floor                                     150
--------------------------------------------------------------------------------
Ceiling tile module (mm)                         600
--------------------------------------------------------------------------------
Raised floor tile module (mm)                    600
--------------------------------------------------------------------------------
STRUCTURAL SYSTEMS
--------------------------------------------------------------------------------
LOADINGS
--------------------------------------------------------------------------------
Ground/upper floors
--------------------------------------------------------------------------------
Live load (kN/ms)                                3.0
--------------------------------------------------------------------------------
Plant room & special high load areas             7.5
(5% of GIA) (kN/ms)
--------------------------------------------------------------------------------
Demountable partitions (kN/ms)                   1.0
--------------------------------------------------------------------------------
Raised floors, ceilings & services (kN/ms)       0.85
--------------------------------------------------------------------------------
Staircases                                       4.0
--------------------------------------------------------------------------------
ENVELOPE THERMAL INSULATION                      TO BUILDING REGS AT JAN 2001
--------------------------------------------------------------------------------
BUILDING SERVICES
--------------------------------------------------------------------------------
ELECTRICAL
--------------------------------------------------------------------------------
Small power offices (W/ms)                       15
--------------------------------------------------------------------------------
Upgradeable to (W/ms)                            25
--------------------------------------------------------------------------------
Rising busbars (W/ms)                            25
--------------------------------------------------------------------------------
Spare ways                                       25%
--------------------------------------------------------------------------------
Lighting (W/ms)                                  12
--------------------------------------------------------------------------------
Mechanical
--------------------------------------------------------------------------------
Controls/BMS                                     Yes
--------------------------------------------------------------------------------
Water Storage (litres/pers/day)                  25-30 (200 litres per wc)
--------------------------------------------------------------------------------
Gas supply                                       To heating plant only
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
KEY PERFORMANCE CRITERIA
--------------------------------------------------------------------------------
COMFORT
--------------------------------------------------------------------------------
Control zoning_- perimeter (m)                   6 x 4.5
--------------------------------------------------------------------------------
Control zoning - internal (m)                    50
--------------------------------------------------------------------------------
TEMPERATURES
--------------------------------------------------------------------------------
WINTER
--------------------------------------------------------------------------------
External - minimum design temp ((DEG.)C)            -4
--------------------------------------------------------------------------------
Internal conditions (95% occupied hours)
--------------------------------------------------------------------------------
Offices ((DEG.)C)                                   22+/-2
--------------------------------------------------------------------------------
Reception, WC, common areas ((DEG.)C)               20+1-2
--------------------------------------------------------------------------------
SUMMER
--------------------------------------------------------------------------------
External - maximum design temp ((DEG.)C)            28
--------------------------------------------------------------------------------
Internal conditions (95% occupied hours)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Offices ((DEG.)C)                                   24+/-2
--------------------------------------------------------------------------------
Reception, WC, common areas ((DEG.)C)               24+/-2
--------------------------------------------------------------------------------
LIGHTING
--------------------------------------------------------------------------------
ILLUMINANCE LEVELS (LUX)
--------------------------------------------------------------------------------
Offices                                          450
--------------------------------------------------------------------------------
Reception                                        200
--------------------------------------------------------------------------------
Stairs/lobbies                                   200
--------------------------------------------------------------------------------
Toilets                                          200
--------------------------------------------------------------------------------
Lift car                                         200
--------------------------------------------------------------------------------
External car park                                15-20
--------------------------------------------------------------------------------
External roadways                                15-20
--------------------------------------------------------------------------------
Internal reflectors                              Category 20
--------------------------------------------------------------------------------
Internal fittings control gear                   High frequency
--------------------------------------------------------------------------------
FRESH AIR SUPPLY
--------------------------------------------------------------------------------
Offices (litres/sectperson)                      8
--------------------------------------------------------------------------------
Toilets (change/hour)                            10
--------------------------------------------------------------------------------
Common areas (litres/sec/person)                 8
--------------------------------------------------------------------------------
Humidity control                                 No
--------------------------------------------------------------------------------
AIR EXTRACTION
--------------------------------------------------------------------------------
Toilets (changes / hour)                         10
--------------------------------------------------------------------------------
Internal acoustics
--------------------------------------------------------------------------------
Building services noise
--------------------------------------------------------------------------------
Common areas & toilets (NR)                      40
--------------------------------------------------------------------------------
OPEN PLAN OFFICES (NR)                           38
--------------------------------------------------------------------------------
Other services
--------------------------------------------------------------------------------
Access control                                   By tenant
--------------------------------------------------------------------------------
CCTV                                             By tenant
--------------------------------------------------------------------------------
Security alarms                                  By tenant
--------------------------------------------------------------------------------
Fire Protection                                  Level 2
--------------------------------------------------------------------------------
Air Filtration                                   EU6
--------------------------------------------------------------------------------

THE COMMON SEAL of GRANTA              )
PARK LIMITED was affixed in the        )
presence of:                           )



         Director



         Secretary

THE COMMON SEAL of MILLENNIUM          )
PHARMACEUTICALS LIMITED was            )
affixed in the presence of:            )


                  Director


                  Secretary


SIGNED as a Deed by MILLENNIUM         )
PHARMACEUTICALS INC acting by          )
                                       )
its duly authorized signatory:         )



                  Authorized Signatory

                                              DRAFT LEASE - Plot 12

                                   SCHEDULE II
                                  ENCUMBRANCES

DATE                DOCUMENT                       PARTIES

28 August 1996   S106 Agreement      South Cambridgeshire District Council (1)
                                     Barclays Bank plc (2)
                                     The Welding Institute (3)
                                     TWI Estates Ltd (4)

10 June 1998     S106 Agreement      Cambridgeshire County Council (1)
                                     Granta Park Ltd (2)

11 June 1998     Supplemental        Cambridgeshire County Council (1)
                 Agreement           Granta Park Ltd (2)

14 November      Deed of Grant       The Welding Institute (1)
1997                                 Granta Park Ltd (2)

23 December      Deed of Variation   The Welding Institute (1)
1999                                 Granta Park Ltd (2)

                                  SCHEDULE III
                       OUTLINE SPECIFICATION OF THE WORKS

                                   SCHEDULE IV
             FORM OF LANDLORD'S MANAGEMENT CONTRACT WITH THE FORM OF
                MANAGEMENT CONTRACTOR'S WARRANTY AND THE FORM OF
                            SUB-CONTRACTORS WARRANTY

                                   SCHEDULE V
                          FORM OF CONSULTANT'S WARRANTY

                                   SCHEDULE VI
                        EXTRACT OF DRAFT INSURANCE POLICY

                                  SCHEDULE VII
                        FORM OF CONSULTANT'S APPOINTMENT

                                  SCHEDULE VIII
                         ALTERNATIVE PROCUREMENT METHOD

33 The provisions of this Schedule shall only apply in the circumstances provided for in clause 7.4 of this Agreement

34        In this Schedule where the context allows:-

34.1 "Building Contracts" means the trade contracts in the form of the draft trade contract contained in Part 1 of Annexure A for the carrying out of the Works and all documents drawings and plans supplemental thereto

34.2 "Construction Management Agreement" means the appointment of the construction manager in the form of the draft contained in Part 2 of Annexure A

34.3 "Construction Manager" means Glanville Projects Limited of CorinthianCourt 80 Milton Road Abington Oxford OX14 4RY or such other firm or company of construction managers as may be appointed by the Landlord in connection with the Development and approved by the Tenant such approval not to be unreasonably withheld or delayed

34.4 "Consultants" means the Design Consultant the Planning Supervisor and the Construction Manager

34.5      "Design Consultant" means Bovis Lendlease Pharmaceuticals Limited

34.6 "Planning Supervisor" means Glanville Consultants Limited of Porters Wood House Porters Wood St Albans Hertfordshire or such other firm or company of planning supervisors as may be appointed by the Landlord in connection with the Development and approved by the Tenant such approval not to be unreasonably withheld or delayed

34.7 "Trade Contractor" means any trade contractor employed by the Landlord to undertake any works packages for the carrying out of Works and approved by the Tenant such approval not to be unreasonably withheld or delayed

35 The Landlord will appoint the Construction Manager pursuant to the Construction Management Agreement

36 The Landlord will let the Building Contracts to the Trade Contractors substantially in the form of the draft contract contained in Part 1 of Annexure A such contracts to be duly executed under seal

37 The Landlord shall procure duly executed warranties under seal in favour of the Tenant substantially in the form of the drafts contained in Part 3 of Annexure A by the Trade Contractors carrying out the works packages specified in Part 4 of Annexure A

38 Duly executed warranties under seal in favour of the Tenant in the form or substantially in the form of the relevant drafts contained in
          Part 5 of Annexure A from the Consultants to the extent not already supplied pursuant to clause 10

39 The Landlord will use all reasonable endeavours to procure that the Consultants appointments and warranties shall provide for professional indemnity insurance in the sum of (pound)5m for the consultants and in respect of the Trade Contractor's warranties in the sums specified in Annexure A Part 4

40 The Landlord and the Tenant shall co-operate with each other in any proceedings taken by either party to enforce the respective rights against the

          Consultants in accordance with the above provisions and shall if reasonably so required join in as party to such action

41 The Landlord shall use all reasonable endeavours to enforce the obligations of the relevant Trade Contractor or Trade Contractors

42 Save in so far as expressly varied by the foregoing provisions of this Schedule the provisions of clauses 1.48 1.53 7 10 and 14 of this Agreement shall continue to apply save that any reference in those clauses to the Management Contractor the Consultants the Management Contract and Sub-Contractors shall be deemed to refer in each case (as appropriate) to the Construction Manager the Construction Management Agreement the Consultants the Building Contracts and the Trade Contractors as defined in this Schedule

[NB ANNEXURE A TO BE A LEVER ARCH FILE OF DRAFT DOCUMENTS INCORPORATING:-

43        Draft Trade Contract

44        Draft Construction Management Agreement

45        Draft Trade Contractor's Warranty

46 List of works packages in respect of which trade contractors warranties required

47        draft consultants's warranty]